UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Satcon Technology Corporation
(Name of Registrant as Specified In Its Charter)

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SATCON TECHNOLOGY CORPORATION
25 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, will be held on Wednesday, June 20, 2012 at 10:00 am (local time) at the offices of the Corporation located at 25 Drydock Avenue, Boston, Massachusetts, 02210, to consider and act upon the following matters:

  1.
  To elect three Class III directors for the ensuing three years;

  2.
  To approve an amendment to our Certificate of Incorporation increasing the number of our authorized shares of common stock from 200,000,000 to 300,000,000;

  3.
  To approve the issuance of up to 25,000,000 additional shares of our common stock to be issued in connection with the conversion of an outstanding unsecured, subordinated convertible promissory note and the payment of interest and principal on such note;

  4.
  To grant to our Board of Directors the discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split and authorized share reduction;

  5.
  To approve an amendment to our 2005 Incentive Compensation Plan increasing the number of shares of common stock available for issuance under the plan from 14,000,000 to 20,000,000;

  6.
  To ratify the selection of McGladrey LLP, an independent registered public accounting firm, as the independent auditor of the Corporation for the fiscal year ending December 31, 2012; and

  7.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Our Board of Directors has fixed the close of business on May 18, 2012 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation's common stock.

        We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

        If you have questions about the matters described in this proxy statement, how to submit your proxy or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Phoenix Advisory Partners, our proxy solicitor, at (212) 493-3910.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Daniel E. Gladkowski
Secretary

Boston, Massachusetts
May 21, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 20, 2012:

The Proxy Statement and 2011 Annual Report to Stockholders are available at http://investor.satcon.com

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SATCON TECHNOLOGY CORPORATION
25 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

PROXY STATEMENT

        for the 2012 Annual Meeting of Stockholders
to be held on June 20, 2012

        The enclosed proxy is solicited by the Board of Directors (the "Board") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 20, 2012 at 10:00 a.m. (local time) at the offices of the Corporation located at 25 Drydock Avenue, Boston, Massachusetts, 02210, and at any adjournment or adjournments thereof.

        All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of each matter set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

        The Corporation's Annual Report to Stockholders for the year ended December 31, 2011 is being mailed to stockholders with these proxy materials on or about May 21, 2012.

        A copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department, Satcon Technology Corporation, 25 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400.

        If you require directions to the meeting, please telephone (617) 897-2400.

Voting Securities and Votes Required

        Stockholders of record at the close of business on May 18, 2012 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. The Corporation's voting stock is its common stock, of which 144,208,125 shares were issued and outstanding as of May 18, 2012.

        Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The representation in person or by proxy of at least a majority of the shares of capital stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

        With regard to Proposal 1 (the election of directors), a plurality of votes cast by stockholders entitled to vote at the Annual Meeting is required to elect a director.

        With regard to Proposals 2 and 4 (approvals of amendments to our Certificate of Incorporation), the affirmative vote of at least a majority of the outstanding shares of our common stock is required for approval.

        With regard to all other proposals, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and voting on those matters is required for approval.

        Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, but will not be considered as voting on such matter. Accordingly, on Proposals 2 and 4 (approvals of amendments to our Certificate of Incorporation), abstentions and broker non-votes will have the same effect as votes against the proposal. For all other proposals, neither abstentions nor broker non-votes will have an effect upon the outcome of voting with respect to such proposals.

Voting of Proxies and Revocability of Proxies

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder voting by proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the proxy how the shares are to be voted with respect to a certain proposal to be voted on at the Annual Meeting, they will be voted "FOR" such proposal. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on Proposal 1, Proposal 2, Proposal 3, Proposal 4 or Proposal 5. Accordingly, we encourage you to vote promptly or provide voting instructions to your bank or broker, even if you plan to attend the Annual Meeting.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement and our 2011 Annual Report to Stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department, Satcon Technology Corporation, 25 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400. Any stockholder who wants to receive separate copies of this Proxy Statement or our 2011 Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Corporation at the above address and phone number.

Solicitation of Proxies

        Proxies in the form enclosed are solicited by our Board of Directors. Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone, e-mail or by facsimile transmission by our directors, officers and other employees. We will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of management, mail material to, or otherwise communicate with, the beneficial owners of our common stock held of record by those brokers, custodians, nominees or other fiduciaries. We have also engaged Phoenix Advisory Partners to assist us with the solicitation of proxies, and we expect to pay Phoenix Advisory Partners approximately $7,500 for its services plus out-of-pocket expenses incurred during the course of its work.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2012, certain information concerning the beneficial ownership of our common stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of common stock; (ii) each of the Corporation's named executive officers (as defined in "Compensation of Executive Officers") and directors and (iii) all executive officers and directors as a group.

        The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after March 31, 2012 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(3)
5% Stockholders
RockPort Capital Partners II, L.P.(4) 160 Federal Street, 18th Floor Boston, MA 02110	29,845,671	18.1%
NGP Energy Technology Partners, L.P.(5) 1700 K Street NW, Suite 750 Washington, D.C. 20006	11,827,761	8.0%
Directors and Named Executive Officers
Charles S. Rhoades	5,346,020	4.0%
Leo F. Casey	754,222	*
Peter F. DeGraff	589,868	*
Aaron M. Gomolak	338,626	*
Donald R. Peck	250,000	*
Brian Michael	50,824	*
John M. Carroll	298,000	*
Daniel R. Dwight	164,000	*
James L. Kirtley, Jr.	125,837	*
David J. Prend(4)	29,845,671	18.1%
Philip J. Deutch(5)	11,827,761	8.0%
Robert G. Schoenberger	103,000	*

All executive officers and directors as a group (eleven persons)	49,443,829	36.6%

*
Less than 1%

(1)
The address for all executive officers and directors, other than Messrs. Prend and Deutch, is c/o Satcon Technology Corporation, 25 Drydock Avenue, Boston, Massachusetts, 02210. The address for Mr. Prend is c/o RockPort Capital Partners II, L.P., 160 Federal Street, 18th Floor,

  Boston, MA 02110. The address for Mr. Deutch is c/o NGP Energy Technology Partners, L.P., 1700 K Street NW, Suite 750, Washington, D.C. 20006.

(2)
Includes the following number of shares of common stock issuable upon the exercise of outstanding stock options which were exercisable within 60 days after March 31, 2012 as follows:

Directors and Named Officers	Vested Options
Mr. Rhoades	5,346,020
Dr. Casey	692,188
Mr. DeGraff	581,250
Mr. Gomolak	278,126
Mr. Michael	45,313
Mr. Peck	250,000
Mr. Carroll	298,000
Mr. Deutch	92,000
Mr. Dwight	164,000
Dr. Kirtley	110,000
Mr. Prend	109,000
Mr. Schoenberger	103,000

All executive officers and directors as a group	8,068,897

(3)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 135,125,036 shares of common stock outstanding as of March 31, 2012 plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 31, 2012.

(4)
Includes 13,226,529 shares of common stock issuable upon the exercise of warrants, which warrants are directly owned by RockPort Capital Partners II, L.P. These securities may be deemed to be beneficially owned by RockPort Capital II, LLC ("RockPort LLC"), and Alexander Ellis III, Janet B. James, William E. James, Charles J. McDermott, Stoddard M. Wilson and David J. Prend (the "Members"). RockPort LLC is the general partner of RockPort Capital Partners II, L.P. ("RockPort"). Each of the Members are managing members of RockPort LLC. Each of RockPort LLC and the Members (the "Rockport Reporting Persons") disclaim beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such Rockport Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. In connection with the first closing of the private placement of the Series C Preferred Stock in November 2007, RockPort was entitled to designate one individual to be nominated to the Corporation's Board of Directors. Mr. Prend was RockPort's designee and, accordingly, was appointed to the Board of Directors effective upon consummation of the first closing and serves as a member of the Corporate Governance and Nominating Committee and the Compensation Committee.

(5)
Includes 719,560 shares of common stock issuable upon the exercise of warrants, which warrants are directly owned by NGP Energy Technology Partners, L.P. ("NGP Energy Tech"), NGP ETP, L.L.C. ("NGP GP") is the general partner of NGP Energy Tech. Energy Technology Partners, L.L.C. ("ETP") is the manager of NGP GP. Philip J. Deutch ("Mr. Deutch") is the manager of ETP. Each of NGP GP, ETP and Mr. Deutch (the "NGP Reporting Persons") disclaim beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, and this response shall not be deemed an admission that such NGP Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. In connection with the first closing of the private placement of the Series C Preferred Stock in November 2007, NGP Energy Tech was entitled to designate one individual to be nominated to the Corporation's Board of Directors. Mr. Deutch was NGP Energy Tech's designee and, accordingly, was appointed to the Board of Directors effective upon consummation of the first closing and serves as a member of the Compensation Committee.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The Corporation has a classified Board of Directors consisting of three Class I directors, two Class II directors and three Class III directors. There is currently a vacancy in Class I. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring, unless a director is elected to a class which has a term expiring in less than three years, in which case the director will be elected for the remainder of the term of such class.

        The persons named in the enclosed proxy will vote to elect, as Class III directors, Daniel R. Dwight, David J. Prend and Charles S. Rhoades, unless the proxy is marked otherwise. Each Class III director will be elected to hold office until the 2015 Annual Meeting of Stockholders and until his successor is elected and qualified.

        If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board. The nominees have indicated their willingness to serve, if elected; however, if any of the nominees should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected. The Board of Directors unanimously recommends a vote "FOR" the election of the nominees named below.

        For each member of the Board, including those who are nominees for election as directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies on which he serves as a director and his age and length of service as a director of the Corporation.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

        In connection with the Corporation's private placement of Series C Preferred Stock in the fourth quarter of 2007, the Corporation agreed that each purchaser in the private placement, i.e. RockPort Capital Partners II, L.P and NGP Energy Technology Partners, L.P., had the right to designate one representative to the Board upon the first closing of the private placement. Accordingly, effective upon consummation of the first closing of the private placement on November 8, 2007, the Board appointed David J. Prend, as RockPort's designee, and Philip J. Deutch, as NGP Energy Tech's designee, to fill vacancies existing on the Board and to serve as members of the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Deutch serves as a Class II Director and Mr. Prend serves as a Class III Director.

        The Corporation also agreed that, effective upon the second closing of the private placement of the Series C Preferred Stock, RockPort and NGP Energy Tech jointly had the right to designate one additional director who is "independent" (as that term is defined in the regulations of The NASDAQ Stock Market) to serve as a director. Accordingly, effective upon the second closing of the private placement on December 20, 2007, the Board appointed Robert G. Schoenberger as the additional independent designee of RockPort and NGP Energy Tech. Mr. Schoenberger serves as a Class II Director.

        A majority of the members of the Board are "independent" under the applicable rules of The NASDAQ Stock Market. The Board has determined that the following directors are independent: Messrs. Carroll, Dwight, Deutch, Prend and Schoenberger and Dr. Kirtley.

Nominees—Terms Expiring in 2015 (Class III Directors)

        Daniel R. Dwight, age 52, became a director in 2006.

        Daniel R. Dwight joined the Corporation as a director in 2006. Mr. Dwight is President and CEO of The Cooley Group Inc., a global leader in high-performance, sustainable membranes. Previously, Mr. Dwight was a Partner and Cleantech & Renewable Energy Segment Leader at Tatum, LLC. Prior to Tatum Mr. Dwight was the Director, President and Chief Executive Officer of Kronos Advanced Technologies, Inc. ("Kronos"), a clean technology company. Mr. Dwight served as President and Chief Executive Officer of Kronos from 2001 through 2008. Prior to joining Kronos, Mr. Dwight was a 17-year General Electric Company executive, including seven years in private equity and international investing with General Electric Capital Corporation in Asia and 10 years in operations, manufacturing, business development and technology commercialization with General Electric Company's industrial businesses in North and South America, Asia and Europe. Mr. Dwight is a Board Member of the Family Services of Rhode Island and the Cooley Group. Mr. Dwight earned an MBA in Finance and Marketing with Honors from The University of Chicago Booth School of Business and a BS in Accounting with Honors from The University of Vermont. In determining that Mr. Dwight should continue serving as a director of the Corporation, the Nominating Committee considered Mr. Dwight's executive leadership experience in operations, business development and global equity investing in a variety of growth and core industrial and technology businesses. In addition, he has extensive expertise in financial matters, including the evaluation of complex accounting issues which makes him a valued member of the Audit Committee of the Board.

        David J. Prend, age 54, became a director in 2007.

        David J. Prend joined the Corporation as a director in November 2007. Mr. Prend is a Managing General Partner of RockPort Capital Partners. Mr. Prend began his career in the energy industry as an engineer at Bechtel Corporation where he worked in the area of advanced energy technologies. From 1984 until 1987 he worked at Amoco Corporation in the Treasurer's Department, and in the chemical and upstream oil and gas subsidiaries. He later joined Shearson Lehman in their Natural Resources Investment Banking Group where he advised companies in the energy, mining and forest products industries. In 1990 he joined Salomon Brothers where he was promoted to Managing Director and headed the Global Energy Investment Banking Group. In 1998 Mr. Prend co-founded RockPort. He currently serves on the boards of Achates Power, Inc., Aspen Aerogels, Inc., Aspen Products Group, Inc., InVisage, Inc., Solyndra, Inc. and SustainX, Inc. He also serves as a Director of the National Advisory Council for the Department of Energy's National Renewable Energy Laboratory (NREL), where he is also Chairman of the Solar Technology Review Panel. Mr. Prend served on the board of the National Venture Capital Association from 2007 to 2011. Mr. Prend received a BS in Civil Engineering from the University of California at Berkeley and an MBA from Harvard Business School. In determining that Mr. Prend should continue serving as a director of the Corporation, the Nominating Committee considered Mr. Prend's deep understanding of the renewable energy sector and his ability to provide valuable insights into strategic direction of the Corporation. In addition, his active service on a number of other company boards of directors adds a depth of knowledge to the Board as to best practices in corporate governance.

        Charles S. Rhoades, age 51, became a director in 2008.

        Charles S. Rhoades is the Corporation's President and Chief Executive Officer and director and has served in these roles since joining the Corporation in May 2008. Prior to joining the Corporation, Mr. Rhoades was Executive Vice President and Chief Operating Officer at Advanced Energy Industries, Inc. from December 2005 through December 2007. Prior to that time, Mr. Rhoades served in several capacities at Advanced Energy, including Executive Vice President of Products and Operations and prior to that Senior Vice President and General Manager of Control Systems and Instrumentation. He is a graduate of the University of Illinois where he obtained both a Bachelor of

Science Degree in Physics and a Master of Science Degree in Physics. In determining that Mr. Rhoades should continue serving as a director of the Corporation, the Nominating Committee considered Mr. Rhoades' leadership skills, intimate knowledge of operations and his broad strategic vision for our Corporation. He creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management's perspectives on the business.

Current Directors—Terms Expiring in 2013 (Class I Directors)

        John M. Carroll, age 65, became a director in 2005.

        John M. Carroll joined the Corporation as a director in May 2005 and become the Chairman of the Board in October 2006. Mr. Carroll is currently Founder and Chairman of The Newgrange Company, a diversified plastics product manufacturer with operations in the United States, India and China. Prior to establishing Newgrange 16 years ago, he was Chief Financial Officer of Leach & Garner Company and previously served as a consultant with Arthur D. Little, Inc. Mr. Carroll holds an MBA in Finance from Columbia University and is an English Chartered Accountant. He currently serves on the boards of A. W. Chesterton Company and Leach & Garner Company. Mr. Carroll brings to the Board strong executive experience in operations, finance, leadership and governance matters as founder and Chairman of an international manufacturing company. His knowledge of macro-economic global conditions provides the Board with a valuable international business perspective as the Corporation expands globally.

        James L. Kirtley, Jr., age 66, became a director in 1992.

        James L. Kirtley, Jr. joined the Corporation as a consultant in 1985 and became a director in 1992. From February 2000 until September 2004, Dr. Kirtley served as Vice President and Chief Scientist of the Corporation and was previously employed on a full-time basis as the Vice President and General Manager of the Corporation's Technology Center beginning in 1998.. Dr. Kirtley is also a Professor of Electrical Engineering at Massachusetts Institute of Technology ("MIT"), having served as a member of the MIT faculty since 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from MIT. Dr. Kirtley's brings to the Board an in-depth understanding of industrial knowledge of power electronic systems development. He also has extensive knowledge of the history of the Corporation as a member of its Board of Directors which makes him a valued member of the Board.

Current Directors—Terms Expiring in 2014 (Class II Directors)

        Philip J. Deutch, age 47, became a director in 2007.

        Philip J. Deutch joined the Corporation as a director in November 2007. Mr. Deutch is Managing Partner of NGP Energy Technology Partners, L.P., a private equity fund that invests in companies that develop energy technologies and provide technology driven products and services to the energy industry. He has served as Managing Partner of NGP Energy Technology Partners, L.P., or NGP ETP, since September 2005. Prior to forming NGP ETP, Mr. Deutch was a Managing Director at Perseus, L.L.C., a private equity fund, from October 1997 to June 2005. He is also a member of the board of directors of TPI Composites Inc., ISE Limited and American Wind Capital, and is a director of the International Center for Research on Women and Capital for Children. Mr. Deutch holds a Bachelor of Arts degree from Amherst College and a J.D. degree (with distinction) from Stanford Law School. Mr. Deutch, a founder of NGP Energy Technology Partners L.P., a leading venture capital firm, brings to the Board extensive strategic knowledge in energy technologies including distributed energy, renewable energy, management and control, and power electronics. Mr. Deutch's experience as a director of other energy-focused companies gives him exposure to the corporate governance practices of similar companies.

        Robert G. Schoenberger, age 61, became a director in 2007.

        Robert G. Schoenberger joined the Corporation as a director in December 2007. Mr. Schoenberger is Chairman of the Board and Chief Executive Officer of Unitil Corp., a combined gas and electric utility serving 170,000 customers in Maine, Massachusetts and New Hampshire. Prior to his employment with Unitil in 1997, Mr. Schoenberger was President and Chief Operating Officer, from 1993 to 1997, and Executive Vice President of Finance and Administration, 1985 to 1993, of the New York Power Authority, a state-owned utility operating 6,000 Mw of generation and 1,400 miles of high voltage transmission. He earned a BA from La Salle University, an MA from the University of Delaware and is a graduate of the Advanced Management Program at the Harvard Business School. Mr. Schoenberger's experience as Chairman and Chief Executive Officer of Unitil Corporation, and previously as President of the New York Power Authority, provides the Board with valuable insight into the public and state-owned utility market sector.

Non-Director Executive Officers of the Corporation

        Aaron M. Gomolak, age 40, became an executive officer in 2010.

        Aaron M. Gomolak is the Corporation's Executive Vice President, Chief Financial Officer and Treasurer and has served in this role since May 2011. Mr. Gomolak joined the Corporation as its Senior Vice President of Global Operations in February 2010. Prior to joining the Corporation, Mr. Gomolak served as Managing Director, from January 2008 until February 2010, of Altitude Finance where he successfully helped renewable energy and information technology companies expand operations into Asia. Prior to Altitude Finance, Mr. Gomolak spent seven years, from 2001 until 2008, at Advanced Energy Industries, Inc., where he held various roles of increasing responsibility including Vice President of Finance and Corporate Controller. Mr. Gomolak received his Bachelor of Business Administration from Western Michigan University.

        Leo F. Casey, age 52, became an executive officer in 2008.

        Leo F. Casey is the Corporation's Executive Vice President and Chief Technology Officer and has served in this role since June 2008. Dr. Casey joined the Corporation in June 2011 as its Chief Technology Officer. Dr. Casey has been appointed chairman of the High-Megawatt Inverter Program organized with Department of Energy and the National Institute of Standards and Technology, focusing on developing "fast-grid" capabilities enabled by large inverters with advanced utility features. Dr. Casey received a Bachelor of Engineering degree at the University of Auckland in New Zealand and MSc, Electrical Engineering, and ScD degrees at Massachusetts Institute of Technology, as a Fulbright Scholar. Dr. Casey has more than 25 years of experience in the renewable energy conversion industry, is an editor of the Energy Conversion Transactions of the Power Engineering Society of the IEEE and also serves on NREL's Solar Advisory Panel.

        Peter F. DeGraff, age 42, became an executive officer in 2008.

        Peter F. DeGraff is the Corporation's Executive Vice President of Worldwide Sales and Marketing and has served in this role since joining the Corporation in June 2008. Prior to joining the Corporation, Mr. DeGraff was most recently senior director of business development and product management, solar inverters at Advanced Energy Industries, Inc., from August 2007 until March 2008. From February 2006 until August 2007, Mr. DeGraff was Vice President of World Wide Alliances at i2Technologies, Inc., where he organized a highly successful global channel for its products and solutions. From April 2004 until January 2006, Mr. DeGraff held positions at Sybase, Inc.. Prior to that Mr. DeGraff held positions at NetManage Inc. and Portera Systems, Inc. Mr. DeGraff received his Masters in Business Administration from San Francisco State University and a Bachelors Degree from Alma College.

        Daniel E. Gladkowski, age 62, became an executive officer in 2005.

        Daniel E. Gladkowski is the Corporation's Vice President of Administration and Human Resources and Secretary and has served in this role since March 2005. Prior to assuming this position Dr. Gladkowski served as Director of Human Resources of the Corporation since 1994. Prior to joining the Corporation in 1994, Dr. Gladkowski was employed by Draper Laboratory, Inc. where he functioned in various capacities including the management of all aspects of the human resources department, as well as technical program management and division administration. In addition, he has held positions with Exxon Research & Engineering and D.P. Parker & Associates, a technical search firm. Dr. Gladkowski received his BS degree from Marietta College and the MS and Ph.D. degree in Chemistry from Cornell University. He also held a postdoctoral research position at Princeton University and has published in both scientific and human resource journals.

        Brian J. Michael, age 34, became an executive officer in 2011

        Brian J. Michael is the Corporations' Vice President Global Operations and has served in that role since August 2011. Mr. Michael joined the Corporation in January 2011 as its Vice President Global Supply Chain. Prior to joining the Corporation, Mr. Michael was most recently Senior Director, Support Services at Brooks Automation, Inc. from November 2008 to January 2011. From March 2008 to November 2008 he was Vice President of Operations for Transformer Engineering, LLC. Previously, Mr. Michael held various roles of increasing responsibility including Director, FTC Operations for Advanced Energy Industries, Inc. from May 2000 through March 2008. He received his Bachelors Degree in Commerce and Engineering from Drexel University.

        Juan Jose González, age 43, became an executive officer in 2011

        Dr. Juan José González is the Corporation's Vice President of Engineering and has served in this role since December 2011. Prior to joining the Corporation, Dr. González was the Director of Project Management for the Hatch Company, a subsidiary of Danaher Corporation from 2010 through 2011. From 1999 to 2009, he was employed by Advanced Energy Industries, Inc. At Advanced Energy, he was promoted into several positions of increasing responsibility including Engineering Business Director and Director of Worldwide Applications and Technology prior to his departure from the company. Dr. Gonzalez received a MSc. degree from Universidad de Buenos Aires in Theoretical Physics/Material Science and MSc. and Ph.D. degrees in Electrical Engineering from Colorado State University. He also has earned an MBA from the Kellogg School of Management at Northwestern University and has authored 17 publications and 12 U.S. and international patents.

        For additional information relating to the Corporation's President and Chief Executive Officer, see disclosure regarding Mr. Rhoades set forth under the heading "Election of Directors."

        For information relating to securities of the Corporation owned by the directors and executive officers of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management."

Board Meetings and Committee Composition

        The Board met fifteen times during 2011. During 2011, each of the Corporation's directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Corporate Governance and Nominating Committee

        The Corporation has a standing Corporate Governance and Nominating Committee (the "Nominating Committee"). The Nominating Committee has a written charter, a copy of which is available to stockholders in the Investor Relations section of the Corporation's website at www.satcon.com. The members of the Nominating Committee are Messrs. Carroll, Dwight, Prend and

Schoenberger (Chairman) each of whom is independent under applicable NASDAQ rules. The duties of the Nominating Committee may be summarized as follows:

  •
  Review of the Corporation's corporate governance principles, policies and practices;

  •
  Review the composition of the Board of Directors for the purpose of determining that it has the appropriate breadth of experience and expertise to ensure proper stewardship of Corporation;

  •
  Establish the criteria for selection of the Chairman, Board members and committee members;

  •
  Identify persons who meet the established criteria and are qualified to become Board members;

  •
  Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; and

  •
  Conduct an evaluation of the Board to determine whether its committees are functioning effectively and establish a succession plan to be presented to the Board annually.

        The Board's current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board, which are described below, and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

        At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

  •
  The nominee should have a reputation for integrity, honesty and adherence to high ethical standards;

  •
  The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Corporation and should be willing and able to contribute positively to the decision-making process of the Corporation;

  •
  The nominee should have a commitment to understand the Corporation and its industry and to regularly attend and participate in meetings of the Board and its committees;

  •
  The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Corporation, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stakeholders; and

  •
  The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Corporation's stockholders and to fulfill the responsibilities of a director.

        Although the Corporation does not have a formal diversity policy for Board membership, the committee does review with the Board the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. This review shall include consideration of diversity, age, skills and experience in the context of the needs of the Board.

        The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

  1.
  All stockholder recommendations for director candidates must be submitted to the Secretary of the Corporation at the Corporation's offices located at 25 Drydock Avenue, Boston, Massachusetts 02210, who will forward all recommendations to the Nominating Committee.

  2.
  All stockholder recommendations for director candidates must be submitted to the Corporation not less than 120 calendar days prior to the date on which the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting.

  3.
  All stockholder recommendations for director candidates must include the following information:

  •
  The name and address of record of the stockholder;

  •
  A representation that the stockholder is a record holder of the Corporation's securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended;

  •
  The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

  •
  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

  •
  A description of all arrangements or understandings between the stockholder and the proposed director candidate;

  •
  The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Corporation's annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

  •
  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

        Except where the Corporation is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Nominating Committee in accordance with the Corporation's Corporate Governance Guidelines, the policies and principles in its charter and the criteria set forth above. There are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees. To date, the Corporation has not paid any fees to any such search firms.

        Stockholders also have the right under the Corporation's bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth in our bylaws and described under "Stockholder Proposals" below.

Audit Committee

        The Corporation has a separately-designated standing Audit Committee (the "Audit Committee") established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and the applicable NASDAQ rules. The Audit Committee has a written charter, a copy of which is available to stockholders in the Investor Relations section of the Corporation's website at www.satcon.com. The Audit Committee currently consists of Messrs. Carroll (Chair), Dwight and Schoenberger, each of whom is independent under applicable NASDAQ and SEC rules. The Board of Directors has determined that Mr. Dwight qualifies as an "audit committee financial expert" under applicable SEC rules. Management is responsible for the Corporation's internal controls and the financial reporting process. The Corporation's independent auditors are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted accounting principles in the United States and to issue a report on those financial statements. The Audit Committee met six times during 2011.

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements and the qualifications, independence and performance of the Corporation's independent auditors. With respect to its oversight of the independent auditors, the Audit Committee is responsible for (i) appointing, evaluating, retaining and terminating the engagement of the independent auditors, (ii) taking appropriate action to oversee the independence of the independent auditors, (iii) setting the compensation of the independent auditors, (iv) pre-approving all audit and non-audit services to be provided to the Corporation by the independent auditors, and (v) resolving disagreements, if any, between management and the independent auditors regarding financial reporting. In connection with its oversight role, the Audit Committee shall, as appropriate, receive and consider the reports required to be made by the independent auditors regarding critical accounting policies and practices, alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, and other material written communications between the independent auditors and management.

        With respect to audited financial statements and other financial disclosures, the Audit Committee shall (i) review and discuss with management and the independent auditors the Corporation's audited financial statements, (ii) consider whether it will recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K and (iii) direct the independent auditors to use their best efforts to perform reviews of interim financial information and to discuss with the Audit Committee and the Chief Financial Officer (or equivalent officer) any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards.

        In addition, the Audit Committee shall (i) coordinate the Board's oversight of the Corporation's internal control over financial reporting, disclosure controls and procedures and code of conduct, (ii) establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and (iii) review and approve any proposed related party transactions. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Compensation Committee

        The Corporation has a standing Compensation Committee (the "Compensation Committee"). The Compensation Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. Messrs. Dwight (Chair),

Deutch and Prend, each of whom is independent under applicable NASDAQ rules, serve as the current members of the Compensation Committee. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. The Compensation Committee recommends to the Board for determination the compensation arrangements for executive officers, consultants and directors of the Corporation including, but not limited to, the grant of options to purchase our common stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met eleven times during 2011. For more information on the process followed by the committee, see "Compensation Discussion and Analysis."

Board Policy Regarding Director Attendance at Annual Meetings

        The Corporation believes that it is important for and encourages the members of the Board of Directors to attend Annual Meetings of Stockholders. Last year, three directors attended the 2011 Annual Meeting of Stockholders.

Board Leadership Structure

        The Board of Directors is led by the Chairman of the Board, John M. Carroll, who has held the position since October 2006. While the Corporation's Corporate Governance Guidelines permit the positions of Chairman of the Board and Chief Executive Officer to be held by the same person, we believe that leadership of the Board is best conducted by an independent Chairman. Currently, the only member of the Board who is not independent is the Chief Executive Officer. In addition, all of the directors on each of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are independent directors, and each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. As required by NASDAQ rules, our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular Board meeting. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. The Corporation's independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise.

Risk Oversight

        While the Board of Directors is responsible for overseeing the Corporation's risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors the Corporation's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee's work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that the Corporation is facing and how those risks are being managed, and the Board receives reports on risk management from senior officers of the Corporation and from the chair of the Audit Committee. The Compensation Committee is responsible for overseeing the management of risks relating to the Corporation's executive compensation plans and arrangements. The Board of Directors believes that the work undertaken by the Audit Committee and the Compensation Committee, together with the work of the full Board, enables the Board to effectively oversee the Corporation's risk management function.

Code of Conduct and Ethics

        The Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our principal accounting officer. A copy of the Code of Conduct and Ethics is available to stockholders in the Investor Relations section of the Corporation's website at www.satcon.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the Corporation's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year.

Certain Relationships and Related Transactions

        Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, conduct a review of and approve all related party transactions on an ongoing basis. Since January 1, 2011, no related party transactions have been reviewed or approved by our Audit Committee.

        Director Compensation.    Non-employee directors receive annual cash fees, paid out in quarterly installments during the year, for their services as follows:

	Board of Directors	Audit Committee	Compensation Committee	Governance Committee
Chair	$28,000	$10,000	$8,000	$5,000
Member	$23,000	$5,000	$3,000	$3,000

        In addition, each non-employee director is reimbursed for his out-of-pocket costs incurred to attend any board meeting.

        On April 11, 2002, to encourage ownership in the Corporation by outside directors, to provide such directors with a further incentive to remain as directors and to align the interests of such directors with the interests of the Corporation's stockholders, the Board adopted a director stock option program. Pursuant to this program, (i) each individual who first becomes an outside director of the Corporation will receive a non-statutory stock option to purchase 15,000 shares of common stock on the date of his initial election to the Board; and (ii) on the date of each Annual Meeting of Stockholders of the Corporation (other than a director who was initially elected to the Board at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each outside director who is serving on the Audit Committee will be granted a non-statutory stock option to purchase an additional 5,000 shares of common stock, (b) each outside director who is serving on the Compensation Committee will be granted a non-statutory stock option to purchase an additional 3,000 shares of common stock and (c) each outside director who is serving on the Corporate Governance and Nominating Committee will be granted a non-statutory stock option to purchase an additional 4,000 shares of common stock. All non-statutory stock options granted under the director stock option program will be immediately exercisable (unless otherwise determined by the Compensation Committee) and will have exercise prices equal to the closing price of the common stock on The NASDAQ Stock Market on the date of grant.

        The following table sets forth information regarding the compensation of the Corporation's non-employee directors during fiscal 2011.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
John M. Carroll	$41,000	$36,079	—	$77,079
Philip J. Deutch	$26,000	$28,562	—	$54,562
James J. Kirtley, Jr.	$23,000	$22,549	—	$45,549
David J. Prend	$29,000	$34,575	—	$63,575
Robert G. Schoenberger	$33,000	$36,079	—	$69,079
Daniel R. Dwight	$39,000	$42,092	—	$81,092

(1)
Mr. Rhoades is not included in this table as he was an employee of the Corporation during 2011 and accordingly received no compensation for his services as director. The compensation received by Mr. Rhoades as an employee is shown in the Summary Compensation Table below.

(2)
The amounts in this column reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718;

Name	Date of Award	Number of Shares underlying Award (#)	Vesting Term	Grant Date Fair Value ($)	Total Value of Awards ($)
John M. Carroll	6/30/2011	24,000	Upon Grant	$36,079	$36,079
Philip J. Deutch	6/30/2011	19,000	Upon Grant	28,562	28,562
James J. Kirtley, Jr.	6/30/2011	15,000	Upon Grant	22,549	22,549
David J. Prend	6/30/2011	23,000	Upon Grant	34,575	34,575
Robert G. Schoenberger	6/30/2011	24,000	Upon Grant	36,079	36,079
Daniel R. Dwight	6/30/2011	28,000	Upon Grant	42,092	42,092

        As of December 31, 2011, each non-employee director had the following number of options outstanding:

Non-Employee Director	# of Options Outstanding
Mr. Carroll	298,000
Mr. Deutch	92,000
Dr. Kirtley	110,000
Mr. Prend	109,000
Mr. Schoenberger	103,000
Mr. Dwight	164,000

 AUDIT COMMITTEE REPORT

        This Audit Committee Report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

        In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for fiscal 2011, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation's management, (ii) discussed with McGladrey LLP (formerly McGladrey & Pullen, LLP) ("McGladrey"), the Corporation's independent registered public accountants for fiscal 2011, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and (iii) received the written disclosures and the letter from McGladrey required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey communications with the Audit Committee concerning independence, and discussed the independence of McGladrey with McGladrey. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for fiscal 2011.

                      AUDIT COMMITTEE
                      JOHN M. CARROLL, Chairman
                      ROBERT SCHOENBERGER
                      DANIEL R. DWIGHT

 PROPOSAL 2: TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 300,000,000

        Note:    In Proposal 4, we are seeking the discretionary authority for our Board of Directors to amend the Corporation's Certificate of Incorporation to effect a reverse stock split and authorized share reduction. If Proposal 4 is approved and the reverse stock split effected, the number of our authorized shares of common stock, the number of shares of our common stock to be issued in connection with our outstanding, subordinated convertible promissory note and our equity incentive plans will be adjusted accordingly (as described in Proposal 4). The number of shares of our common stock set forth in the discussion below do not take into account the effect of the proposed reverse stock split described in Proposal 4.

        The Board of Directors has approved, and has recommended that the Corporation's stockholders approve, an amendment to our Certificate of Incorporation providing for an increase in the number of authorized shares of common stock from 200,000,000 to 300,000,000. The form of the amendment is attached as Appendix I to this proxy statement.

        As of April 30, 2012, there was an aggregate of 190,501,696 shares outstanding or reserved for issuance, consisting of:

  •
  144,053,553 shares of common stock outstanding;

  •
  18,526,578 shares of common stock reserved for future issuance under the Corporation's stock incentive plans and upon exercise of outstanding equity awards under such plans;

  •
  662,218 shares of common stock reserved for future issuance as matching contributions under the Corporation's 401(k) plan;

  •
  1,072,604 shares of our common stock reserved for future issuance under the Corporation's employee stock purchase plan;

  •
  15,442,350 shares of common stock reserved for issuance upon exercise of outstanding warrants; and

  •
  10,744,392 shares of common stock reserved and available for issuance in connection with the convertible promissory note described in Proposal 3.

        Pursuant to Proposal 3, the Corporation is seeking approval of the issuance of up to 25,000,000 additional shares of common stock to be issued in connection with the conversion of the Corporation's outstanding subordinated, convertible promissory note and the payment of interest and principal on such note, all in accordance with the terms of such note. As noted in Proposal 3, assuming the Corporation elects or is required to pay all remaining installment payments (principal and interest) on the note in shares of our common stock at an 18% discount to market (assuming a volume weighted average price of $0.42 per share throughout the term of the note, resulting in a discounted price per share of $0.34), the Corporation would be required to issue approximately 18,471,989 shares of common stock to repay the outstanding principal amount of the note in full.

        Also, pursuant to Proposal 5, we are seeking approval to amend our 2005 Incentive Compensation Plan to increase the number of shares of common stock available for issuance under the plan by 6,000,000, as further described in Proposal 5. Accordingly, if Proposals 3 and 5 are approved, the Corporation would likely not have a sufficient number of shares of authorized common stock available to accommodate all of these potential issuances. As such, of the increase in authorized shares proposed, a portion would be used to satisfy the Corporation's obligations under the convertible promissory note as described in Proposal 3, and a portion could be used under the proposed amendment to our 2005 Incentive Plan as described in Proposal 5.

        Any remaining additional authorized shares of common stock after taking into account Proposals 3 and 5, if approved by the stockholders, would be available for future issuance for corporate purposes, such as financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action.

        The issuance of additional shares of common stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Corporation. The Corporation is not aware of any attempts on the part of a third party to effect a change of control of the Corporation and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

        If approved by the stockholders at the Annual Meeting, the proposed amendment to the Corporation's Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Although the Board of Directors intends to file the certificate of amendment as soon as practicable after the Annual Meeting, if, in the judgment of the Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, in accordance with Delaware law, and notwithstanding approval of the proposed amendment to the Certificate of Incorporation by the stockholders, the Board of Directors may abandon the proposed amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment.

Vote Required and Board of Directors' Recommendation

        The proposal to approve the amendment to our Certificate of Incorporation increasing the authorized common stock from 200,000,000 to 300,000,000 requires the affirmative vote of a majority of the issued and outstanding common stock of the Corporation.

        The Board of Directors unanimously recommends a vote "FOR" approval of the amendment to our Certificate of Incorporation increasing the authorized common stock from 200,000,000 to 300,000,000.

 PROPOSAL 3: TO APPROVE THE ISSUANCE OF UP TO 25,000,000 ADDITIONAL SHARES OF OUR COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE CONVERSION OF AN OUTSTANDING UNSECURED, SUBORDINATED CONVERTIBLE PROMISSORY NOTE AND THE PAYMENT OF INTEREST AND PRINCIPAL ON SUCH NOTE

Background and Reasons for Stockholder Approval

        Note:    In Proposal 4, we are seeking the discretionary authority for our Board of Directors to amend the Corporation's Certificate of Incorporation to effect a reverse stock split and authorized share reduction. If Proposal 4 is approved and the reverse stock split effected, the number of our authorized shares of common stock, the number of shares of our common stock to be issued in connection with the Note (as described below) and our equity incentive plans will be adjusted accordingly (as described in Proposal 4). The number of shares of our common stock set forth in the discussion below do not take into account the effect of the proposed reverse stock split described in Proposal 4.

  General

        On June 30, 2011, the Corporation issued, in a private placement, $16,000,000 aggregate principal amount of convertible debt in the form of an unsecured, subordinated convertible note, initially convertible into shares of the Corporation's common stock. The terms of the convertible note were subsequently amended on December 1, 2011 and April 20, 2012 (as amended, the "Note"). The conversion price of the Note is currently $0.40. The noteholder also has the ability, with respect to a total of ten separate conversions, to convert any portion of the Note at a price equal to 92% of the last closing bid price on the trading day immediately preceding the applicable conversion date (if lower than the then current conversion price). As described in more detail below, the Note also allows for the payment of principal and interest, if certain equity conditions are satisfied, in shares of the Corporation's common stock at a price equal to 82% of the then-current market price.

        The Note contains certain limitations on the Corporation's ability to issue shares of common stock under the Note, including that, absent stockholder approval, the Corporation may not issue shares of common stock under the Note that equals or exceeds 20% of the Corporation's outstanding shares on the closing date of the private placement (or 23,865,573 shares of common stock). This provision is meant to ensure compliance with Nasdaq Marketplace Rule 5635(d) (the "20% Rule"). The 20% Rule requires a company whose securities are traded on The NASDAQ Stock Market to obtain stockholder approval for the issuance of securities other than in a public offering at a price less than the greater of the book or market value per share of stock, if the number of shares of common stock issued would equal or exceed 20% of the company's common stock outstanding prior to the issuance of such securities. As of April 30, 2012, the Corporation had issued 23,812,889 shares of common stock in connection with partial conversions of the Note and the payment of installment amounts on the Note, representing in total approximately 19.96% of our outstanding common stock as of the time of the private placement, leaving only 52,683 shares of common stock remaining for future issuance under the Note.

  Summary of Terms of Note

        The Note had an initial conversion price of $2.92, subject to adjustment for stock splits, stock dividends, combinations, distributions of assets or evidence of indebtedness, mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges. The terms of the Note required the conversion price be automatically adjusted on the eleventh trading day following the public announcement of the Corporation's financial results for the quarter ending September 30, 2011, to the lower of (i) the then effective conversion price and (ii) 110% of the arithmetic average of the volume weighted average price of the Corporation's common stock for the ten consecutive trading days ending on the trading day immediately preceding such adjustment date. Accordingly, the conversion price was automatically adjusted to $0.8381 per share on November 23, 2011. On December 1, 2011, the Note was amended to provide that the conversion price of the Note on the applicable conversion date is the lower of (1) the conversion price then in effect and (2) with respect to a total of ten separate conversions, a price equal to 92% of the closing bid price of the Corporation's common stock on the trading day immediately preceding the applicable conversion date. On April 20, 2012, the Corporation and the noteholder entered into an agreement regarding the Note (the "April 2012 Agreement"), which among other things, lowered the conversion price to $0.40 while still allowing for ten separate conversions of the Note at a price equal to 92% of the closing bid price of the Corporation's common stock on the trading day immediately preceding the applicable conversion date. The April 2012 Agreement is further described below.

        The Note matures on July 1, 2013, and bears interest at a rate of 7.0% per annum. Principal and interest on the Note (each, an "installment amount") are payable monthly, beginning on November 1, 2011, and may be made in cash or, at the Corporation's option if certain equity conditions are satisfied, in shares of common stock. If all or any portion of an installment amount is paid in shares of common stock, the price per share ("Corporation Conversion Price") will be at the lower of (i) the then current conversion price and (ii) 82% of the arithmetic average of the volume weighted average price of the Corporation's common stock for the ten consecutive trading days ending on the trading day immediately preceding the payment date (but in no event greater than the dollar volume weighted average price of the common stock on the trading day immediately preceding the payment date).

        In addition, the noteholder may, at its option, during the ten trading days immediately following each installment date, deliver one or more written notices to the Company electing to have up to two additional installment amounts converted into common stock at a conversion price equal to the Corporation Conversion Price in effect for the immediately preceding installment payment date. The noteholder may also, at its option, elect to have the payment of all or any portion of an installment amount payable on an installment date deferred until any later installment date selected by the noteholder. Any amounts so deferred by the noteholder are added to, and become part of, such later installment amount and continue to accrue interest under the Note.

        If the closing sale price of Corporation common stock exceeds 175% of the conversion price for 30 consecutive trading days, then, if certain equity conditions are satisfied, the Corporation may require the noteholder to convert all or any part of the outstanding principal into shares of common stock at the then applicable conversion price, provided that the Corporation may only make a one-time election to force conversion. The Note contains certain limitations on optional and mandatory conversion, including that, absent stockholder approval of the transaction, the Corporation will not issue shares of common stock under the Note to the extent that such issuance equals or exceeds 20% of the Corporation's outstanding shares on the closing date. In the event that the Corporation is prohibited from issuing any shares of common stock due to this cap, the Corporation must pay cash in exchange for cancelling such excess shares at a price equal to the product of (i) such number of excess shares and (ii) the closing bid price on the trading day immediately preceding the date such excess shares would otherwise be required to be delivered to the noteholder.

        The Note contains certain covenants and restrictions, including, among others, that, for so long as the Note is outstanding, the Corporation will not incur any indebtedness that is senior to, or on parity with, the Note in right of payment, subject to limited exceptions for existing indebtedness. Events of default under the Note include, among others, payments defaults, cross-defaults, the Corporation's common stock is suspended from trading for a period of time or no longer listed on an eligible trading market, and certain bankruptcy-type events involving the Corporation or any subsidiary. Upon an event of default, the noteholder may elect to require the Corporation to redeem all or any portion of the outstanding principal amount of the Note for a price equal to the greater of 120% of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as the holders deliver a redemption notice and

(B) the greatest closing sale price of the Corporation's common stock on any trading day during the period starting on the date immediately preceding the event of default and ending on the trading day immediately prior to the date the Corporation is required to pay the redemption amount. The noteholder may elect to require the Corporation to redeem for cash all or any portion of the outstanding principal on the Note in connection with a change of control of the Corporation.

        In addition, the Corporation may redeem all (but not less than all) of the then outstanding amount of the Note in cash at a price equal to the greater of 125% of (i) the amount to be redeemed (as calculated through the redemption date) and (ii) the product of (A) the conversion rate with respect to such amount in effect at such time as the Corporation delivers a redemption notice and (B) the greatest closing sale price of the Corporation's common stock on any trading day during the period starting on the date notice of redemption is given and ending on the date immediately prior to the redemption, provided that the Corporation may only deliver one such redemption notice.

        As of April 20, 2012, the principal balance of the Note had been reduced to $6,280,476 through regular amortization of principal and through payments in shares of the Corporation's common stock made pursuant to the conversion provisions of the Note. The noteholder has the right under the Note to determine to which principal installments a payment in shares is to be applied. The noteholder also has the right to elect to defer regularly scheduled amortizations of principal.

  April 2012 Agreement

        On April 20, 2012, the Corporation and the noteholder entered into the April 2012 Agreement in connection with the Note. Among other things, under the April 2012 Agreement, the noteholder, in the absence of an event of default or a change of control of the Corporation, is obligated to refrain from exercising its conversion rights under the Note or demanding payments (other than interest payments) under the Note until October 1, 2012, and the Corporation is relieved of its obligation to make payments under the Note (other than interest payments) until October 1, 2012. As a result of the April 2012 Agreement, the principal installment due on October 1, 2012 will be $6,280,476, the remaining principal balance of the Note. As described above, the April 2012 Agreement also amends the "conversion price" currently in effect under the Note to $0.40. The April 2012 Agreement also requires the Corporation to seek approval from its stockholders at the Annual Meeting to issue up to an additional 25,000,000 shares of our common stock in connection with the conversion of the Note and the payment of interest and principal on the Note in accordance with the terms of the Note. If the Corporation fails to obtain stockholder approval for issuance of additional shares at the Annual Meeting, it is obligated to cause additional special stockholder meetings to be held once in each of the three subsequent calendar quarters after the Annual Meeting until such stockholder approval is obtained. If, despite the Corporation's efforts, stockholder approval is not obtained after such subsequent stockholder meetings, the April 2012 Agreement further obligates the Corporation to cause an additional stockholder meeting to be held semi-annually until such stockholder approval is obtained.

  Reasons for Stockholder Approval

        As of April 30, 2012, the Corporation had issued 23,812,889 shares of common stock in connection with partial conversions of the Note and the payment of installment amounts on the Note, representing in total approximately 19.96% of our outstanding common stock as of the time of the private placement, leaving only 52,683 shares of common stock remaining for future issuance under the Note. As described above, the current conversion price of the Note of $0.40 is below the market price of the Corporation's common stock at the time of the closing of the private placement. In addition, as described above, if all or any portion of an installment amount is paid in shares of common stock, the price per share will be at the lower of (i) the then current conversion price and (ii) 82% of the arithmetic average of the volume weighted average price of our common stock for the ten consecutive trading days ending on the trading day immediately preceding the payment date (but in no event greater than the dollar volume weighted average price of the common stock on the trading day immediately preceding the payment date).

        Absent stockholder approval, the Corporation can only issue a further 52,683 shares of its common stock in connection with the conversion of the Note and payment of installment amounts under the Note. Without stockholder approval, the Corporation can effectively no longer honor conversion requests or continue to make installment payments in shares of common stock without violating both the terms of the Note and the 20% Rule. As noted above, in the event that the Corporation is prohibited from issuing any shares of common stock due to this cap, the Corporation must pay cash in exchange for cancelling such excess shares at a price equal to the product of (i) such number of excess shares and (ii) the closing bid price on the trading day immediately preceding the date such excess shares would otherwise be required to be delivered to the noteholder.

        Accordingly, the Corporation entered into the April 2012 Agreement with the noteholder regarding the Note and is now seeking stockholder approval to comply with the 20% Rule to permit the Corporation to issue as up to 25,000,000 additional shares of common stock in connection with the conversion of the Note and payment of principal and interest on the Note. If stockholder approval is obtained, the Corporation would be able to issue shares of common stock under the Note (taking into account shares previously issued under the Note) in excess of 20% of the Corporation's outstanding shares on the closing date of the original private placement and at a per share price below the market price of the Corporation's common stock at the time of the private placement.

        The Corporation is seeking stockholder approval urgently for the following reasons:

  •
  Under the April 2012 Agreement, the Company is obligated to seek stockholder approval for issuance of up to an additional 25,000,000 shares of its common stock pursuant to the terms of the Note. The noteholder has agreed that, absent and event of default under the Note or a change of control of the Corporation, the noteholder will not convert any portion of the Note, nor demand any payment of the principal under the Note, until October 1, 2012.

  •
  The listing rules of the The NASDAQ Stock Market require a company to obtain stockholder approval if an issuance of securities (other than in a public offering) at a price less than the greater of the book or market value per share of stock would result in the issuance of shares that equals or exceeds 20% of the company's common stock outstanding prior to the issuance of such securities.

  •
  If and when the noteholder elects to convert a portion of the Note that would require the Corporation to issue shares in excess of the 20% Rule, and the Corporation cannot issue such shares due to lack of stockholder approval, the Corporation would be required to pay cash in exchange for such excess shares in an amount equal to the current market price of such shares, as described above. This cash amount could be substantial and would likely be higher than the amount of the Note being converted.

  •
  If the Corporation fails to obtain stockholder approval to allow it to issue additional shares of common stock under the Note, the Corporation would be required to pay principal and interest installments under the Note in cash, which would require it to dedicate a substantial portion of its cash flows from operations and other capital resources to these payments.

  •
  Cash payments under the Note require the consent of the Corporation's senior lenders, who are unlikely to consent to such payments (other than interest). Failure to make such cash payments would constitute a default under the Note. Upon a default under the Note, the noteholder would have various rights and remedies, including forcing the Corporation to redeem the Note as described above.

  •
  A default under the Note would be a default under the terms of the senior debt. Upon an event of default of the senior secured debt, the bank may accelerate maturity of the loans and enforce remedies under the loan documents, including enforcing its first priority liens on substantially all of the assets of the Corporation and certain of its subsidiaries.

        For all of these reasons, our Board of Directors recommends that stockholders approve the proposal to issue shares of our common stock pursuant to the Note.

Increased Dilution

        The number of shares of the Corporation's outstanding common stock would be significantly increased upon the conversion of the remaining outstanding principal of the Note, or if shares of common stock were issued as payment of interest and principal on the Note in accordance with the terms of the Note as described above. In the event of such conversions or interest and principal payments, there will be substantial dilution to the Corporation's current stockholders.

        For example, assuming the Note was fully converted on April 30, 2012 at the conversion price of approximately $0.40, the Corporation would have been required to issue 15,701,190 shares of common stock, which would have constituted approximately 11% of the Corporation's outstanding common stock as of April 30, 2012. In addition, the issuance of these shares, together with shares already issued under the Note, would constitute approximately 33% of the Corporation's stock that was outstanding at the time of the private placement.

        Further, assuming the Corporation elects to, or is required to, pay all remaining installment payments (principal and interest) in shares of common stock at an 18% discount to the market (assuming a volume weighted average price of $0.42 per share throughout the term of the Note, resulting in a discounted price per share of $0.34), the Corporation would issue approximately 18,471,989 shares of common stock to repay the outstanding principal amount Note in full, which would have constituted 13% of the Corporation's outstanding common stock as of April 30, 2012. In addition, the issuance of these shares, together with shares already issued under the Note, would constitute 35% of the Corporation's stock that was outstanding at the time of the private placement.

Increased Number of Shares Available for Public Sale

        Similarly, upon conversion of the Note, or payment of interest and principal on the Note, there will be a greater number of shares of the Corporation's common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of the Corporation's common stock.

Vote Required and Board of Directors' Recommendation

        The proposal to approve the issuance of up to 25,000,000 additional shares of our common stock upon conversion of the Note, or as payment of interest and principal on the Note, requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and voting on this proposal.

        The Board of Directors unanimously recommends a vote "FOR" the approval of the issuance of additional shares of our common stock upon conversion of the Note, or as payment of interest and principal on the Note.

 PROPOSAL 4: TO GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

        The Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Certificate of Incorporation and authorize our Board of Directors, in its discretion, to effect a reverse stock split of the issued and outstanding shares of our common stock, pursuant to which shares of our common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-3 up to 1-for-10. If the stockholders were to approve this proposal and the Board of Directors was to exercise its discretionary authority to move forward with the reverse stock split, the Board of Directors, in its sole discretion, would select a reverse stock split ratio within this range. In approving this proposal, stockholders would also be approving a proportional reduction in the number of authorized shares of our common stock in an amount that corresponds to the ratio of the reverse stock split if the Board of Directors elects to exercise its discretion to implement a reverse stock split. The number of authorized shares of our preferred stock, currently 1,000,000 shares, would not be reduced. Any reverse stock split and corresponding reduction in the number of authorized shares of our common stock may be abandoned at any time prior to the effectiveness of the filing of the Certificate of Amendment to our Certificate of Incorporation effecting such reverse stock split (the "Certificate of Amendment Effecting Reverse Split") with the Secretary of State of the State of Delaware. If stockholders approve this proposal, this discretionary authority would be granted to the Board of Directors for the one-year period beginning at the 2012 Annual Meeting and ending on the one year anniversary of such date (the "Authorized Period").

        If the stockholders approve this proposal, this grant of authority would give to the Board of Directors the right to effect the reverse stock split and reduce the number of authorized shares of our common stock during the Authorized Period if the Board deems it to be in the best interest of our stockholders, but such approval would not obligate the Board to do so at any given time within the Authorized Period, or at all. The Board of Directors believes that granting this discretionary authority provides the Board of Directors with maximum flexibility to react to prevailing market conditions and future changes to our stock price, and therefore better enables it to act in the best interests of our stockholders. If this proposal is approved by the stockholders, the Board will have the authority, in its sole determination, without any further action necessary by the stockholders, to effect a reverse stock split within the range set forth above, as determined by the Board, during the Authorized Period or the Board may, in its sole determination, choose to not effect such a reverse stock split.

        The form of the Certificate of Amendment Effecting Reverse Split and the proposed decrease in our authorized number of shares of common stock is attached to this Proxy Statement as Appendix II. In determining whether and when to effect the reverse stock split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

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  which reverse split ratio would result in the greatest overall reduction in our administrative costs;

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  the historical trading price and trading volume of our common stock;

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  the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock; and

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  prevailing general market and economic conditions.

        At the close of business on April 30, 2012, we had 144,053,553 shares of common stock issued and outstanding. Based on the number of shares of common stock currently issued and outstanding on April 30, 2012, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-10 reverse stock split, we would have approximately 14,405,355 million shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our Board of Directors and the number of shares of our common stock outstanding at the time the reverse stock split is effected, as further described below. The number of shares of our common stock outstanding immediately prior to the reverse split, if and when it should occur, will depend in part upon the acceptance of Proposals 2, 3 and 5, the number of additional shares of our common stock issued in connection with the conversion of our unsecured, subordinated convertible promissory note, the number of additional shares of our common stock issued pursuant to our stock incentive plans and upon exercise of outstanding equity awards under such plans, and any issuances of common stock in capital raising transactions prior to such date. We do not expect the reverse stock split itself to have any economic effect on our stockholders, warrant holders, debt holders or holders of options, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

        The reasons for the reverse stock split are generally to increase the per share market price of our common stock and to reduce the number of shares outstanding, which we believe will have several benefits to us and our stockholders as described in more detail below, including in particular, increasing our ability to maintain the listing of our common stock on The NASDAQ Capital Market if our common stock is listed on that market at the time of the reverse stock split.

        Our common stock is currently listed on The NASDAQ Capital Market under the symbol "SATC," which we believe helps support and maintain stock liquidity and company recognition for our stockholders. The Corporation has previously announced that it received a letter from The NASDAQ Stock Market on December 20, 2011 providing notice that, for the 30 consecutive trading days preceding such notice, the closing bid price per share for the Corporation's common stock had been below the $1.00 minimum per share requirement for continued inclusion under NASDAQ Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Rule"). In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Corporation was provided 180 calendar days, or until June 18, 2012, to regain compliance by maintaining a closing bid price per share of $1.00 or higher for a minimum of 10 consecutive business days. Because we may not regain compliance with the continued listing requirements by June 18, 2012, the reverse split would likely help us in any NASDAQ delisting appeals process to maintain our listing on The NASDAQ Capital Market.

        Any delisting could adversely affect the market price of and liquidity of the trading market for our common stock, our ability to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees, and also constitute an event of default under some of our debt obligations including our unsecured, subordinated convertible promissory note. In order to maintain that listing, we must satisfy minimum financial and other requirements, including maintaining a closing bid price of at least $1.00 per share. The primary reason the Board of Directors believes that the reverse stock split should be approved by our stockholders is to maintain the listing of our common stock on The NASDAQ Capital Market. By potentially increasing our market price of our common stock through the reverse stock split, we would reduce the risk that our common stock will be delisted from The NASDAQ Capital Market, assuming we are successful in any NASDAQ delisting appeals process to maintain such listing. As of April 30, 2012, the closing bid price of our common stock was $0.42.

        The Board of Directors has considered the potential harm to the Corporation of a delisting from The NASDAQ Capital Market and believes it is in the best interests of the Corporation and its stockholders to effect the reverse split to potentially sustain long term compliance with the listing requirements of The NASDAQ Capital Market, including the $1.00 minimum bid price requirement.

Certain Risks Associated with the Reverse Stock Split

        If the reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

        If the reverse stock split is effected and the market price of our common stock subsequently declines, the percentage decline may be greater than would occur in the absence of the reverse stock split. The market price of our common stock will, however, continue to be based on our performance, financial results, market conditions, the market perception of our business and other factors, which are unrelated to the number of shares of common stock outstanding. As a result, there can be no assurance that the market price of our common stock will increase following the reverse stock split or will not decrease in the future. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In addition, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

        If the reverse stock split is effected, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional and other investors or satisfy such investors' investing guidelines.

Effects of the Reverse Stock Split

General

        If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board. Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act. Following the reverse stock split, and assuming we are successful in any NASDAQ delisting appeals process, our common stock will continue to be listed on the The NASDAQ Capital Market, under the symbol "SATC," although it would receive a new CUSIP number.

        Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. If approved and implemented, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits to the Corporation of the reverse stock split.

        The following table shows the number of shares of the Corporation's common stock that would be (1) issued and outstanding; (2) authorized and reserved for issuance upon the exercise of outstanding warrants. and options granted under the Corporation's stock incentive plans; (3) authorized and unreserved for issuance; and (4) authorized, in each case upon the implementation of the reverse stock split at each ratio from 1-for-3 to 1-for-10 based on our capitalization at April 30, 2012. The table does not factor in the impact that approvals of Proposals 2, 3 and 5 may have upon our capitalization.

 Common Stock

Reverse Stock Split Ration	Total Share of Common Stock Issued and Outstanding	Total Share of Common Stock Authorized and Reserved for Issuance	Total Share of Common Stock Authorized and Unreserved for Issuance	Total Shares of Common Stock Authorized
Pre-Split	144,053,553	46,448,142	9,498,304	200,000,000
1-for-3	48,017,851	15,482,714	3,166,101	66,666,667
1-for-4	36,013,388	11,612,036	2,374,576	50,000,000
1-for-5	28,810,711	9,289,628	1,899,661	40,000,000
1-for-6	24,008,926	7,741,357	1,583,051	33,333,333
1-for-7	20,579,079	6,635,449	1,356,901	28,571,429
1-for-8	18,006,694	5,806,018	1,187,288	25,000,000
1-for-9	16,005,950	5,160,905	1,055,367	22,222,222
1-for-10	14,405,355	4,644,814	949,830	20,000,000

Effectiveness of the Reverse Stock Split

        If our stockholders grant the Board of Directors the discretionary authority to implement the reverse stock split during the Authorized Period and the Board of Directors elects to do so, the reverse stock split and the corresponding reduction in authorized shares would be effective as of the date of filing of the Certificate of Amendment Effecting Reverse Split with the Secretary of State of the State of Delaware (the "Effective Time").

Effect on Par Value

        The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.01 per share.

Reduction in Stated Capital

        As a result of the reverse stock split, at the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares

        If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in "street name" for their benefit, as the case may be) to give effect to the reverse stock split.

        Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our common stock owned in book-entry form.

Certificated Shares

        If the reverse stock split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will receive a transmittal letter from our transfer agent promptly after the Effective Time. The transmittal letter will be accompanied by instructions specifying how stockholders holding certificated shares can exchange certificates representing the pre-reverse stock split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares.

        Beginning at the Effective Time, each certificate representing pre-reverse stock split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of our common stock.

        YOU SHOULD NOT DESTROY ANY SHARE CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL DIRECTED TO DO SO BY A TRANSMITTAL LETTER FROM OUR TRANSFER AGENT.

Fractional Shares

        We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. The Board of Directors will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Corporation's transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

        If the Board of Directors determines to arrange for the disposition of fractional interests by stockholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the reverse stock split ratio ultimately selected by our Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Corporation, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder's fractional share based upon the volume weighted average price of the common stock as reported on The NASDAQ Capital Market, or other principal market of the common stock, as applicable, as of the date the Certificate of Amendment Effecting Reverse Stock Split is filed with the Secretary of State of the State of Delaware and the stock split effected; or (ii) our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. If our Board of Directors determines to dispose of fractional interests pursuant to clause (ii) above, we expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Corporation will be responsible for any brokerage fees or commissions related to the transfer agent's open market sales of shares that would otherwise be fractional shares.

        The ownership of a fractional share interest following the reverse stock split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the Board of Directors so determines, to receive the number of shares rounded up to the next whole number, as described above.

        Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent's instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to the reverse stock split described in this proposal, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion is included for general information purposes only and does not address all aspects of federal income taxation that may be relevant to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for US. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; (xi) U.S. expatriates; (xii) controlled foreign corporations; or (xiii) passive foreign investment companies. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. This discussion also assumes that the shares of our common stock were, and the shares of our common stock received pursuant to the reverse stock split will be, held as "capital assets" (as defined in the Code). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

        We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK

SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

        For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A "Non-U.S. Holder" is a beneficial owner (other than a partnership) of shares of our common stock who is not a U.S. Holder.

        Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon the reverse stock split. U.S. Holders of our common stock that receive cash in lieu of fractional shares will recognize dividend income, or capital gain or loss, depending on the particular facts and circumstances of the U.S. Holder. To the extent the cash received in lieu of fractional shares is treated as giving rise to dividend income, U.S. Holders who are individuals may be taxed at a reduced rate of 15%, subject to certain limitations. To the extent the cash received in lieu of fractional shares is treated as an exchange, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received by such holder and the adjusted tax basis deemed to be allocated to the fractional shares. Any capital gain or loss realized will be treated as long-term capital gain or loss if the holder's holding period for our common stock surrendered is greater than one year. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        With respect to Non-U.S. Holders, to the extent the cash received in lieu of fractional shares is properly treated as giving rise to dividend income, such income may be subject to a withholding tax at a rate of 30% (unless an exemption or reduced rate can be established under a treaty or otherwise). A Non-U.S. Holder generally should not be subject to any U.S. federal income or withholding tax with respect to any amount properly treated as capital gains unless such Non-U.S. Holder has certain connections with the United States. Because the determination of whether withholding should apply is very fact specific, the Corporation may withhold and pay to the IRS taxes at a rate of 30% on any cash paid to a Non-U.S. Holder in lieu of fractional shares unless a holder can establish that it is entitled to a reduced rate or exemption from withholding on dividend income pursuant to an applicable income tax treaty or otherwise. However, a Non-U.S. Holder may seek a refund of such amount from the IRS if the holder determines that it is not properly liable for such taxes, including because the payment was not properly characterized as a dividend.

        Holders should consult their own advisors as to the proper treatment of any cash received in lieu of fractional shares.

        In general, the aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock for which cash is received, but including any fraction of a post-reverse stock split share deemed to have been received if the Board of Directors determines that stockholders who otherwise would be entitled to receive a fractional share of common stock shall be entitled to receive from the Corporation's transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number). The stockholder's holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered pursuant to the reverse stock split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

        U.S. and Non-U.S. Holders may be subject to information reporting with respect to the receipt of cash in lieu of fractional shares unless such holders can establish an exemption. In addition, U.S. Holders may be subject to a backup withholding tax on the cash paid in lieu of fractional shares if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. In general, backup withholding will not apply to the cash paid in lieu of fractional shares to a Non-U.S. Holder if the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN (or other applicable form). Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a stockholder's U.S. federal income tax liability provided the required information is furnished to the IRS.

Interests of Directors and Executive Officers

        Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

        We reserve the right to not file the Certificate of Amendment Effecting Reverse Split and to abandon any reverse stock split and any proposed decrease in the number of authorized shares of common stock without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment Effecting Reverse Split, even if the authority to effect these amendments is approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split and proportionate decrease in our authorized number of shares of common stock, you are expressly also authorizing the Board to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

Vote Required and Board of Directors' Recommendation

        The proposal to grant to the Board of Directors the discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split and authorized share reduction requires the affirmative vote of a majority of the issued and outstanding common stock of the Corporation.

        The Board of Directors unanimously recommends a vote "FOR" the grant to the Board of Directors the discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split and authorized share reduction.

 PROPOSAL 5: TO APPROVE AN AMENDMENT TO OUR 2005 INCENTIVE COMPENSATION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 14,000,000 TO 20,000,000

        Note:    In Proposal 4, we are seeking the discretionary authority for our Board of Directors to amend the Corporation's Certificate of Incorporation to effect a reverse stock split and authorized share reduction. If Proposal 4 is approved and the reverse stock split effected, the number of our authorized shares of common stock, the number of shares of our common stock to be issued in connection with our outstanding, subordinated convertible note and our equity incentive plans will be adjusted accordingly (as described in Proposal 4). The number of shares of our common stock set forth in the discussion below do not take into account the effect of the proposed reverse stock split described in Proposal 4.

Introduction

        Our Board of Directors has adopted and is seeking stockholder approval of an amendment to our 2005 Incentive Compensation Plan to increase the number of shares of our common stock that are available to be issued through grants or awards made under the plan or through the exercise of options granted under the plan from 14,000,000 shares to 20,000,000 shares. Of the 14,000,000 shares of common stock currently authorized for issuance under the plan, 3,486,513 shares remain available for future grants or awards as of April 30, 2012. While some additional shares may become available under the plan through employee terminations, this number is expected to be inconsequential.

        Our Board of Directors recommends this action in order to enable us to continue to attract, motivate, retain and reward high-quality executives and other employees, officers, directors and consultants by enabling such persons to acquire or increase a proprietary interest in the Corporation. Our Board of Directors believes that equity awards promote growth and provide a meaningful incentive to personnel of successful companies by aligning the interests of such persons with our stockholders.

        As described more fully in the "Compensation Discussion and Analysis" section of this proxy statement, equity compensation is an important component of our overall compensation program for executive officers and other employees. In addition, we use equity awards to compensate our independent directors and to provide them with an interest in the overall financial performance of the Corporation. Our growth and success depend wholly on the talent and efforts of people. The availability of ongoing long-term equity incentive compensation is a key factor in our ability to recruit and retain talent. We must offer competitive compensation packages that reward performance and create a compelling reason to join or remain at the Corporation and deliver results that benefit all constituents. We believe stock-based compensation motivates employees and helps to focus participants on the performance and financial goals we have committed to achieve. We believe that our ability to offer long-term equity incentives encourages a balanced focus between short-term and long-term goals and performance that cannot be as effectively achieved with cash awards alone.

        The increase of 6,000,000 shares of our common stock available for grant under the plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on The NASDAQ Capital Market on April 30, 2012 of $0.42 per share, the maximum aggregate market value of the additional 6,000,000 shares of our common stock to be reserved for issuance under the plan would be $2.52 million.

        Stockholder approval of the amendment to the plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, as described below, (ii) to comply with the incentive stock options rules under Section 422 of the Code and (iii) for purposes of complying with the stockholder approval requirements for the listing of shares on The NASDAQ Stock Market.

Summary of the 2005 Incentive Compensation Plan

        The following is a summary of certain principal features of the plan, reflecting the proposed amendment. This summary is qualified in its entirety by reference to the complete text of the plan. Stockholders are urged to read the actual text of the plan in its entirety which is set forth as Appendix III to this proxy statement.

  Shares Available for Awards; Annual Per-Person Limitations

        Under the plan, as proposed to be amended pursuant to this proposal, the total number of shares of common stock that may be subject to the granting of awards under the plan will equal 20,000,000 shares, plus the number of shares with respect to which awards previously granted under the plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

        Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the plan pursuant to the acquisition of a business are not subject to, and do not count against, the limit.

        In addition, the plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other obligations, and other stock-based awards granted to any one participant may not exceed 500,000 for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $500,000, and in addition the maximum amount that may be earned by one participant in respect of a performance period greater than one year is $500,000 multiplied by the number of full years in the performance period.

        A committee of our Board of Directors, which we refer to as the committee, is to administer the plan. See "Administration." The committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

  Eligibility

        The persons eligible to receive awards under the plan are our officers, directors, employees and independent contractors. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the plan.

  Administration

        Our Board of Directors selects the committee that will administer the plan. All committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by The NASDAQ Stock Market or any other national securities exchange on which our securities may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the committee. Subject to the terms of the plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition to exercise), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan and make all other determinations that may be necessary or advisable for the administration of the plan.

  Stock Options and SARs

        The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the committee, but must not be less than the fair market value of a share of our common stock on the date of grant. For purposes of the plan, the term "fair market value" means the fair market value of the common stock, awards or other property as determined by the committee or under procedures established by the committee. Unless otherwise determined by the committee or our Board of Directors, the fair market value of the common stock as of any given date is to be the closing sales price per share of common stock as reported on the principal stock exchange or market on which our common stock is traded on the date as of which that value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported.

        The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property (including notes or other contractual obligations of participants to make deferred payments, so long as such notes or other contractual obligations are not in violation of applicable law), as the committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the committee.

  Restricted and Deferred Stock

        The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

  Dividend Equivalents

        The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

  Bonus Stock and Awards in Lieu of Cash Obligations

        The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

  Other Stock-Based Awards

        The committee is authorized to grant awards under the plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. These awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of these awards.

  Performance Awards

        The right of a participant to exercise or receive a grant or settlement of an award, and the timing of that award, may be subject to those performance conditions (including subjective individual goals) as may be specified by the committee. In addition, the plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year.

        Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our four highest compensated officers as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the committee, not our Board of Directors.

        Subject to the requirements of the plan, the committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of those levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria, on a consolidated basis, is to be used by the committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m):

        (1)   earnings per share;

        (2)   revenues or margin;

        (3)   cash flow;

        (4)   operating margin;

        (5)   return on net assets;

        (6)   return on investment;

        (7)   return on capital;

        (8)   return on equity;

        (9)   economic value added;

        (10) direct contribution;

        (11) net income;

        (12) pretax earnings;

        (13) earnings before interest, taxes, depreciation and amortization;

        (14) earnings after interest expense and before extraordinary or special items;

        (15) operating income;

        (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Corporation;

        (17) working capital;

        (18) management of fixed costs or variable costs;

        (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

        (20) total stockholder return;

        (21) debt reduction; and

        (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

        The committee may exclude the impact of an event or occurrence which the committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        In granting performance awards, the committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

        After the end of each performance period, the committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the plan. The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

  Other Terms of Awards

        Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with those terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the plan.

        The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

        Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the plan awards or under other of our plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

  Acceleration of Vesting; Change in Control

        The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and, if so provided in the award agreement, this accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of a "change in control" of us, as defined in the plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control."

  Amendment and Termination

        Our Board of Directors may amend, alter, suspend, discontinue or terminate the plan or the committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if that approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. As a result, stockholder approval may not necessarily be required for every amendment to the plan which might increase the cost of the plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on that approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the plan will terminate at that time as no shares of common stock remain available for issuance under the plan and we have no further rights or obligations with respect to outstanding awards under the plan.

        Other than in connection with standard adjustments (as set forth in Section 10(c) of the plan), the committee is not permitted to (i) lower the exercise price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another award (other than in connection with substitute awards granted in connection with business combinations) or (iii) take any other action with respect to an option or SAR that may be treated as a repricing, without approval of our stockholders.

Federal Income Tax Consequences of Awards

        The plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

  Nonqualified Stock Options

        On exercise of a nonqualified stock option granted under the plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

        If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

        We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

  Incentive Stock Options

        The plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

        We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

  Stock Awards

        Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

  Stock Appreciation Rights

        We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

        With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

        With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

        In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

  Dividend Equivalents

        Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. The Corporation generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

  Section 162 Limitations

        Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance-based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or regulations promulgated under Section 162(m) may adversely affect our ability to ensure that options under the plan will qualify as "performance-based compensation" that is fully deductible by us under Section 162(m).

  Importance of Consulting Tax Adviser

        The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

        No grants have been made with respect to additional shares of our common stock to be reserved for issuance under the plan. In addition, the number of shares of our common stock that may be granted to executive officers, directors and all employees including non-executive officers is indeterminable at this time, as those grants generally are subject to the discretion of the committee.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under the Corporation's equity compensation plans as of December 31, 2011.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by security holders	14,246,004	$2.35	4,544,794

(1)
Includes 101,062 shares of common stock issuable under the Corporation's 2002 Stock Incentive Plan, 4,068,732 shares of common stock issuable under the Corporation's 2005 Incentive Compensation Plan and 375,000 shares of common stock issuable under the Corporation's 2010 Employee Stock Purchase Plan. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2010, the shares remaining available under the 2005 Incentive Compensation Plan may instead be issued in the form of restricted stock, unrestricted stock, performance share awards or other equity-based awards and the shares remaining available under the 2002 Stock Incentive Plan may instead be issued in the form of restricted stock. This table excludes the additional 6,000,000 shares that would be available for issuance under the Corporation's 2005 Incentive Compensation Plan if Proposal 5 is approved at the Annual Meeting.

Vote Required and Board of Directors' Recommendation

        The proposal to approve an amendment to our 2005 Incentive Compensation Plan increasing the number of shares of common stock available for issuance under the plan from 14,000,000 to 20,000,000 requires the affirmative vote of a majority of the shares of our capital stock present in person or represented by proxy and voting on this proposal.

        The Board of Directors unanimously recommends a vote "FOR" the approval of an amendment to our 2005 Incentive Compensation Plan increasing the number of shares of common stock available for issuance under the plan from 14,000,000 to 20,000,000.

 PROPOSAL 6: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

        McGladrey LLP (formerly McGladrey & Pullen, LLP) ("McGladrey"), an independent registered public accounting firm, served as the Corporation's independent registered public accountants for the year ended December 31, 2011. The Audit Committee annually considers and selects the Corporation's independent registered public accountants and has selected McGladrey to act as the Corporation's independent registered public accountants for the year ended December 31, 2012. The persons named in the enclosed proxy will vote to ratify the selection of McGladrey as independent registered public accountants for the year ending December 31, 2012 unless otherwise directed. Stockholder ratification of McGladrey as the Corporation's independent registered public accountants is not required by the Corporation's bylaws or otherwise. However, the Corporation is submitting the selection of McGladrey to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of McGladrey as the Corporation's independent registered public accountants, the Audit Committee will reconsider the selection of such independent registered public accountants. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Corporation and its stockholders. A representative of McGladrey is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Vote Required and Board of Directors' Recommendation

        The proposal to ratify the selection of McGladrey LLP, an independent registered public accounting firm, as the independent auditor of the Corporation for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the shares of our capital stock present in person or represented by proxy and voting on this proposal.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the selection of McGladrey LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2012.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

        The Audit Committee of the Board of Directors of the Corporation has selected McGladrey LLP (formerly McGladrey & Pullen, LLP) ("McGladrey") to act as the independent auditor of the Corporation for the current fiscal year. In 2010, McGladrey acquired the assets of Caturano and Company, Inc. (formerly Caturano and Company, P.C.) ("Caturano"), the Corporation's former independent registered public accountants. As a result on August 11, 2010, Caturano resigned as the independent registered public accounting firm for the Corporation, and concurrent with such resignation, the Audit Committee approved the engagement of McGladrey as the new independent registered public accounting firm for the Corporation. Pursuant to Proposal 6 above, the stockholders of the Corporation are being asked to ratify the selection of McGladrey to act as the Corporation's independent registered public accountants for the current fiscal year.

        From January 1, 2010 through the date of their resignation on August 11, 2010, there were (i) no disagreements between the Corporation and Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Caturano, would have caused Caturano to make reference to the subject matter of the disagreement in their reports on the Corporation's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

        From January 1, 2010 through the date of their engagement on August 11, 2010. the Corporation did not consult with McGladrey on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Corporation's financial statements, and McGladrey did not provide either a written report or oral advice to the Corporation that McGladrey concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Disclosure of Principal Accountant Fees and Services

Audit Fees

        McGladrey billed fees of $656,967 for professional services rendered for the audit of the Corporation's consolidated financial statements as of and for the year ended December 31, 2011 and internal control over financial reporting as of December 31, 2011 included in its Annual Report on Form 10-K for the year ended December 31, 2011, review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q, consents issued for various registration statements, and out-of-pocket expenses and administrative fees.

        McGladrey billed fees of $445,810 for professional services rendered for the audit of the Corporation's consolidated financial statements as of and for the year ended December 31, 2010 and internal control over financial reporting as of December 31, 2010, review of the financial statements included in the Corporations Quarterly Reports on Form 10-Q, and out-of-pocket expenses and administrative fees. Caturano billed fees of $176,256 for the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, consents issued for various registration statements and comfort letters and out-of-pocket expenses and administrative fees.

Audit-Related Fees

        During fiscal 2011, McGladrey billed fees of $5,580 for audit-related fees. During fiscal 2010, neither Caturano nor McGladrey billed the Corporation for any audit-related fees.

Tax Fees

        Neither Caturano nor McGladrey billed the Corporation any fees during the years ended December 31, 2011 or 2010 for professional services related to tax, tax compliance, tax advice and tax planning.

All Other Fees

        Neither Caturano nor McGladrey billed the Corporation any fees during the years ended December 31, 2011 or 2010 for professional services related to tax, tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee pre-approved all audit and permissible non-audit services provided in 2011.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent in pursuit of our business strategy of being a premier developer and supplier of power management solutions for the renewable energy market sector. The focus is to tie short and long-term incentives to achievement of specified corporate and individual performance objectives, and to align executives' incentives with stockholder value creation. Our executive compensation structure not only aims to be competitive in our market sector, but also to be fair relative to compensation paid to other professionals within our organization. As we continually develop our compensation approach, we aim to implement an approach that rewards our executives when we achieve our goals and objectives. As our business evolves, we seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. Executives will be evaluated and rewarded based on their organizational contributions to the achievement of short and longer term objectives; their openness to challenging and improving current policies and structures; their willingness to foster a highly creative team-oriented environment; and their ability to take advantage of unique business opportunities and overcome difficult challenges within the emerging renewable energy business sectors. To achieve these goals, the Compensation Committee has implemented compensation plans that tie a significant portion of executives' overall compensation to the achievement of the objectives listed above.

        This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our CEO, CFO and the other three most highly compensated executive officers, which are collectively referred to as the named executive officers.

Role of the Compensation Committee

        The Compensation Committee approves, administers and interprets our executive compensation and benefits policies. Our Compensation Committee is appointed by the Board of Directors, and consists entirely of directors who are "independent" under the NASDAQ Rules, "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is composed of Mr. Dwight, who serves as Chairperson, Mr. Prend and Mr. Deutch.

        Our Compensation Committee reviews and makes recommendations to the Board of Directors with respect to our executive compensation and benefit program to ensure alignment with our compensation philosophy, and, subject to the approval of our Board, is responsible for establishing the total compensation packages offered to our executive officers.

        As discussed in more detail below, in making compensation-related decisions, the Compensation Committee considers, among other things, input from management and other independent directors, as well as benchmarking studies and surveys.

Compensation Benchmarking

        The Compensation Committee believes that it is important when making compensation-related decisions to be informed as to the practices of publicly-held, technology-oriented companies of similar size, revenue and market focus. Geographic location is also taken into consideration. Management collects, analyzes and presents publicly available compensation data and subscription compensation survey data. Specific surveys utilized are those produced by The Survey Group and the Economic Research Institute, which provide baseline data on eastern Massachusetts, San Francisco-Silicon Valley area and national technology-oriented companies, respectively, with revenues of less than $250,000,000.

We also benchmark our compensation practices in relation to other comparable companies in the renewable energy market sectors. We believe that this group of companies provides an appropriate peer group because they consist of similar organizations against whom we compete for executive talent. We intend to review annually the companies in our peer group and add or remove companies as necessary to insure that our peer comparisons are meaningful. In 2011, we used data in proxy statements filings from companies including the following: Active Power, Inc., American Superconductor Corporation, Beacon Power Corporation, Capstone Turbine Corporation, Daystar Technologies, Inc, Enernoc, Inc., Fuel Cell Energy, Inc., Evergreen Solar, Inc., Mechanical Technology, Inc. and Plug Power Inc.

        In addition to benchmarking studies, the Compensation Committee has historically taken into account input from other sources, including input from other independent members of the Board of Directors. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this compensation information is an important part of our compensation-related decision making process.

        Based on management's analysis and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the median (50th percentile) of the companies represented in the compensation data we review. Short-term incentive compensation, based on the achievement of specified goals and objectives, may be awarded in the form of a cash performance bonus and/or equity awards. Total compensation may vary significantly from year-to-year based on total company and business unit performance.

Role of Independent Compensation Consultant

        In 2012, the Compensation Committee engaged Pearl Meyer & Partners (PM&P) as its independent outside compensation consultant. As of the record date of this proxy, PM&P has assisted with developing a new peer group for assessing the competitiveness of executive and Director compensation, and provided a competitive analysis for making our 2012 annual equity grant determinations. As it relates to the newly-formed peer group for 2012, PM&P selected companies based on the following criteria:

  •
  companies that are publicly traded and domiciled in the US;

  •
  companies whose product and service offerings are similar, though not necessarily identical, to ours;

  •
  companies with revenues of approximately one-half to two times our revenues; and

  •
  companies with market capitalization of approximately one-fifth to five times our market capitalization.

The peer group was approved by the Compensation Committee in fiscal 2012 and consisted of the following companies:

  •
  A123 Systems, Inc

  •
  Active Power, Inc.

  •
  American Superconductor Corporation

  •
  Broadwind Energy, Inc.

  •
  C&D Technologies, Inc.

  •
  Capstone Turbine Corporation

  •
  Comverge

  •
  Enernoc, Inc.

  •
  Fuel Cell Energy, Inc.

  •
  Magnetek, inc.

  •
  PowerSecure International, Inc.

  •
  SL Industries, Inc.

  •
  Vicor Corporation

Compensation Risk Assessment

        In reviewing the Corporation's compensation policy and practices for its named executive officers and as well as for other employees, the Compensation Committee evaluated whether any unnecessary risk-taking was associated with the Corporation's compensation policies. The committee did not identify any risks arising from the Corporation's compensation policies and practices reasonably likely to have a material adverse effect on the Corporation.

Executive Compensation Program

        As discussed in more detail below, our compensation program consists of five components: base salary, annual bonus incentives, long-term incentives, benefits and, in some cases, severance/termination protection.

        In determining each component of an executive's compensation, numerous factors are considered, including:

  •
  The individual's particular background and circumstances, including prior relevant work experience;

  •
  The demand for individuals with the individual's specific expertise and experience;

  •
  The individual's role with us and the compensation paid to similar persons determined through benchmark studies;

  •
  The individual's performance and contribution to the achievement of company goals and objectives;

  •
  Comparison to other executives within the Corporation; and

  •
  Uniqueness of industry expertise and skills.

        The Compensation Committee has implemented an annual performance management program, under which annual performance goals and expectations are determined for each executive, including the named executive officers.

        Following the end of each year, corporate goals for the new year are jointly developed by management and the Compensation Committee, and are subject to Board approval.

        The Compensation Committee meets outside the presence of all of the executive officers to consider appropriate compensation for our CEO. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO. The CEO annually reviews each other executive officer's performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under the short-term incentive plan, and the grants of long-term incentive awards for all executive officers, excluding himself. Based in part on the CEO's recommendations and other considerations, the Compensation Committee approves the total annual compensation package of our executive officers (other than the CEO). Independently, the Compensation Committee annually evaluates the performance of the CEO and determines the base salary adjustment, short-term incentive award and long-term incentive award, if any, to be made for the given performance period.

        Our policy for allocating between short-term and long-term compensation is to ensure adequate annual cash compensation to attract and retain personnel, while providing incentives (in the form of equity awards) to maximize long-term value for the Corporation and its stockholders. Accordingly, (i) we provide cash compensation in the form of base salary and annual incentive bonuses to meet competitive salary norms and reward good performance on an annual basis and (ii) we provide non-cash compensation in the form of equity-based awards to reward superior performance against specific short-term goals and long-term objectives.

Compensation Components

  Base Salary

        Annually, the Compensation Committee reviews the individual salaries of our executive officers. The base salary for each executive is based on consideration of median pay for our peer group and internal factors, such as the individual's experience, skills and performance, and the pay of other members of the executive team. We consider market median pay levels among individuals in comparable positions with transferable skills within the renewable energy market sector and comparable technology-based companies. When determining the base salary of any executive, we also consider business requirements for certain skill sets, individual experience, and the responsibilities of the executive and other factors. It is our belief that a competitive base salary is necessary to attract and subsequently retain a management team with the requisite skills to lead the Corporation.

  Annual Incentive Bonus Plan

        Historically, the Compensation Committee has annually established a management cash incentive bonus plan as a means of adding specific incentives towards achievement of specific business unit and company goals that are key factors in our success. Eligible participants typically include (i) the President and CEO; (ii) the CFO; (iii) the Chief Technology Officer; (iv) the Vice President, Administration and Human Resources and Secretary; (v) the Executive Vice President of Worldwide Sales and Marketing; (vi) the Vice President Global Operations; (vii) the Vice President of Engineering; (viii) those individuals who directly report to the Executive Officers at the Vice-President and Director Level; (ix) those individuals who manage a group or function (Manager Level) who report to the Executive Officer or Director; and (x) Satcon Fellows.

        The management incentive bonus plan, which is reviewed and revised on an annual basis, is an important component in the hiring of key executives. Additionally, it is an important mechanism in focusing our executive's efforts and rewarding executive officers for annual operating results that help create value for our shareholders. In general, participants are eligible to receive cash bonuses conditioned upon successful performance against specified objectives, with an emphasis on both individual performance and overall company performance.

        The objectives for management incentive bonus plan for fiscal 2011 (the "2011 Bonus Plan") were established in December 2010, and are summarized as follows:

  •
  President and CEO: Overall corporate objectives included objectives related to the Corporation's focus and market position, growth, product/service quality, profitability, financial condition, business practices, and establishment of prudent governance practices.

  •
  Operations: Operations objectives included objectives related to business operating models, manufacturing and plant capacity, customer performance and long-term strategies.

  •
  Sales and Marketing: Sales and marketing objectives included objectives related to direct sales team organization, sales methodology, forecast methodology and customer relationship management systems, global business development and channels organization, branding initiatives and field services organization.

  •
  Engineering: Engineering objectives included objectives related to product quality, design processes and new products.

  •
  Finance: Finance objectives included objectives related to management information, information systems, planning processes, financial operating models and control environment.

  •
  Administration: Administration objectives will include objectives related to compensation strategy, performance management systems, annual cash incentive programs, rewards programs, training, and staffing.

        Potential awards under the 2011 Bonus Plan were as follows:

  •
  President and CEO

  •
  Up to 60% of Base Salary upon attainment of 100% of Corporate objectives

  •
  Other Executive Officers and Vice-Presidents

  •
  Up to 30% of Base Salary in total—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives.

  •
  Other (Director Level and Manager Level) Participants

  •
  Up to 20% of Base Salary in total for Director Level participants (including Satcon Fellows)—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives

  •
  Up to 10% of Base Salary in total for Manager Level participants—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives

        The Compensation Committee also had the discretion under the 2011 Bonus Plan to grant additional cash bonuses to the other executive officers and participants if the Corporation met its objectives.

        In March 2012, the Compensation Committee reviewed the performance of its executive officers under the 2011 Bonus Plan, as further described below, and reviewed the determinations with the Board. Final determination of compensation was made by the Compensation Committee.

  Long-term Equity Incentive Compensation/Stock Option Grant Practices

        The Compensation Committee awards long-term incentive grants in the form of stock options to our executive officers, consistent with the practices of peer organizations. These awards are consistent with our pay-for-performance principles and align the interests of our executive officers to the interest of our shareholders.

        The Compensation Committee reviews and recommends to the independent members of the Board of Directors the amount of each award to be granted to each executive officer and the independent members of Board of Directors approve each award.

        Our executive officers are eligible to receive annual awards of stock options, although an annual stock option grant is not guaranteed. Individual determinations are made by the Compensation Committee with respect to the frequency and number of stock options to be recommended to be granted to the executive officers. In making these determinations, the Compensation Committee considers performance relative to the strategic and financial objectives of the Corporation, the previous year's individual performance of each executive officer and the market pay level for the executive officer.

        We also award long-term incentive grants in the form of stock options to key new hires. The initial grant of stock options vests over a four-year period. The exercise price of these options are at the fair market value of our common stock on the date the options are granted which is the closing price of the stock on the date of grant or, if later, the date of hire. A new hire of an executive officer and any new hire grant in excess of 40,000 stock options requires the prior approval of the Compensation Committee. We expect that we will continue to provide key new employees with initial option grants in 2012 to provide long-term compensation incentives and we will continue to rely on performance-based and retention grants to key employees.

  Benefits

        We provide the following benefits to our executives generally on the same basis as the benefits provided to all employees

  1.
  Health and dental insurance;

  2.
  Life Insurance;

  3.
  Short and long-term disability; and

  4.
  401(k) Plan in the United States

        These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Stockholder Advisory Vote on Executive Compensation

        At our 2011 annual meeting of stockholders, we asked our stockholders to approve, on a non-binding advisory basis, the 2010 compensation of our named executive as disclosed in our 2011 proxy statement, or our Annual Report on Form 10-K for the fiscal year 2010 (including any amendments to such report), pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. Of those stockholders who voted, over 95% voted to approve the 2010 compensation of our named executive officers. The Compensation Committee took into account the results of this advisory vote when making compensation decisions through the remainder of 2011 and into 2012. The advisory vote affected the Compensation Committee's executive compensation decisions and policies by reaffirming the Corporation's compensation policies, and the Compensation Committee will continue to take these policies and past practice into consideration in determining future compensation decisions. The Compensation Committee will continue to consider the results of the advisory vote on executive compensation in future executive compensation policies and decisions. As described above under "Role of Independent Compensation Consultant", the Compensation Committee engaged PM&P as its independent outside compensation consultant in 2012 who made recommendations regarding that the Compensation Committee will also consider in making decisions regarding executive compensation. Based on PM&P market analysis, the Compensation Committee approved increased equity compensation to certain executive officers of the Company.

Fiscal 2011 Compensation to Named Executive Officers

        In 2011, the Corporation's overall goals and objectives were to achieve profitability, continue global wide growth, maintain technical leadership, and maximize shareholder value. Aligned with these overall goals, the Compensation Committee established a number of objectives that played a role in determining each of the key executive's total compensation. The 2011 corporate objectives included:

  •
  Innovation and Solutions: Establish Satcon as a world leader in utility scale, high quality systems and solutions for distributed and alternative energy power conversion and grid interconnection.

  •
  Growth: Leverage Satcon's brand, innovations, solutions, partnerships & market leading position to drive growth worldwide.

  •
  Operational Excellence: Develop or refine processes, practices and metrics that provide for world class responsiveness to customers, product/service performance, quality, and financial performance.

  •
  Infrastructure and Administration: Ensure that our infrastructure and administrative processes support Satcon's strategies for innovation, growth, operational excellence, financial performance, and governance.

  •
  Financial Performance and Shareholder Value: Deliver industry leading financial performance that both enables Satcon's corporate objectives and significantly increases shareholder value.

  •
  Governance: Establish and observe governance practices, standards and processes necessary to meet Satcon's shareholder representation, ethical, legal & regulatory requirements.

        In assessing each executive's contribution toward attainment of corporate objectives, the Compensation Committee evaluated the achievements and progress made in 2011 against each of the objectives listed above. Some of the relevant achievements by the Corporation in 2011 considered by the Compensation Committee were as follows:

  •
  Shipments doubled in North America and were on target for Asia Pacific;

  •
  Strong relations were maintained with key customers. Over 100 MW of platform systems were shipped;

  •
  500kW Powergate product cost was greatly reduced;

  •
  Service improved throughout the year and there were improvements in quality;

  •
  Total revenue increased in the face of significant average selling price ("ASP") compression; and

  •
  Total shipments increased from 700MW in 2010 to 800MW in 2011.

        Assessing each executive's contribution to progress toward achievement of corporate objectives is a subjective analysis, as there are no stated absolute quantified objectives on which compensation-related decisions are based, either at the company level or the individual level. In general, when making a compensation-related decision, the Compensation Committee considered the executive's role in the attaining of the corporate objectives described above.

        While the Corporation made progress in a number of areas, target operating income for fiscal year 2011 was significantly less than the threshold payout level. As a result, the Compensation Committee determined and recommended to the Board that no base salary adjustments occur for the Corporation's executive officers, and that there be no cash payout awards under the 2011 Annual Incentive Bonus Plan to its eligible participants.

        As President and Chief Executive Officer, Mr. Rhoades' was evaluated with respect to developing and implementing the Corporation's core strategy for achieving corporate objectives. Mr. Rhoades received no bonus under the 2011 Annual Incentive Bonus Plan as the Corporation did not achieve its threshold operating income target to qualify for a payout under the Plan nor was his base salary increased beyond that which has been previously reported.

        Mr. Peck joined the Corporation on March 15, 2010 as Chief Financial Officer and Treasurer. Mr. Peck's employment with the Corporation terminated on May 10, 2011. Upon leaving the Corporation, he received base salary continuation for a one year period, health and dental coverage at the employee rate under COBRA and for twelve months after termination the right to exercise vested stock options. Mr. Peck did not qualify to receive any bonus under the 2011 Annual Incentive Bonus Plan because of the date of termination of his employment with the Corporation.

        Mr. Gomolak joined the Corporation on February 1, 2010 as Senior Vice President, Global Operations. On May 11, 2011, the Board of Directors appointed Mr. Gomolak to the position Executive Vice President, Chief Financial Officer and Treasurer following the termination of Mr. Peck, the former Chief Financial Officer and Treasurer. Upon his appointment Mr. Gomolak was granted 400,000 stock options effective May 2011. His performance goals for 2011 were tied to finances, planning processes, IT systems, financial operating models and control environment and establishment of prudent governance practices. Mr. Gomolak received no bonus under the 2011 Annual Incentive Bonus Plan as the Corporation did not achieve its threshold operating income target to qualify for a payout under the plan nor was his base salary increased beyond that which has been previously reported.

        Mr. DeGraff's 2011 performance goals were tied to product sales, customer relationship management systems, global business development and channels organization, branding initiatives and field services support. The increase in the base salary, bonus level and the stock option-based compensation reflect the performance of the Corporation during fiscal 2011 and the satisfactory achievement of his individual performance goals for the year. In April 2012, the Compensation Committee approved a grant of 250,000 stock options to Mr. DeGraff in recognition of satisfactory achievement of individual performance goals for the year. However, he received no bonus under the 2011 Annual Incentive Bonus Plan as the Corporation did not achieve its threshold operating income target to qualify for a payout under the plan nor was his base salary increased beyond that which has been previously reported.

        Dr. Casey's 2011 performance goals were tied to the attainment of engineering objectives related to product quality, design processes and new products. In April 2012, the Compensation Committee approved a grant of 250,000 stock options to Dr. Casey in recognition of satisfactory achievement of individual performance goals for the year. However, he received no bonus under the 2011 Annual Incentive Bonus Plan as the Corporation did not achieve its threshold operating income target to qualify for a payout under the Plan nor was his base salary increased beyond that which has been previously reported.

        Mr. Michael joined the Corporation on January 3, 2011 as Vice President, Global Supply Chain. In recognition of increased responsibilities he was awarded 25,000 stock options in May 2011 and was promoted to Vice President, Global Operations in August 2011. At the time of his promotion his annual base salary was increased by 10.5% to $205,000 and was awarded an additional 50,000 stock options. His 2011 performance goals were tied to development of business operating models, quality improvement, manufacturing and plant capacity, customer performance and long-term strategies. In April 2012, the Compensation Committee approved a grant of 125,000 stock options to Mr. Michael in recognition of satisfactory achievement of individual performance goals for the year. However, he received no bonus under the 2011 Annual Incentive Bonus Plan as the Corporation did not achieve its threshold operating income target to qualify for a payout under the plan nor was his base salary increased beyond that which has been previously reported.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

        We have employment agreements in effect with the following current executives: our President and Chief Executive Officer, Charles S. Rhoades, Executive Vice President, Chief Financial Officer and

Treasurer, Aaron M. Gomolak, Executive Vice President and Chief Technology Officer, Leo F. Casey, Executive Vice-President Worldwide Marketing and Sales, Pete A. DeGraff and Vice President of Global Operations, Brian J. Michael.

        Employment Agreement with Charles S. Rhoades.    In 2008, we entered into an employment agreement with Mr. Rhoades, our President and Chief Executive Officer. The agreement provides Mr. Rhoades a starting annual salary of $400,000, standard medical and other employment benefits, and a potential annual cash bonus award of up to 60% of Mr. Rhoades' annual salary based upon the achievement of performance metrics established by the Compensation Committee and approved by our Board of Directors. If Mr. Rhoades' employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for 12 months following such termination, subject to his execution of a release agreement with the Corporation. In addition, Mr. Rhoades received an initial stock option to purchase up to 4,796,020 shares of our common stock which vests over a four-year period. These options expire immediately upon Mr. Rhoades' termination for cause, 90 days after Mr. Rhoades resigns, and one year after Mr. Rhoades' employment terminates without cause or as a result of his death, disability or constructive termination. In addition, if a Change in Control (as defined below) transaction occurs while Mr. Rhoades is employed by the Corporation, all unvested shares under any options held by Mr. Rhoades will vest and become immediately exercisable, and he will be afforded the right to exercise the options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan.

        Employment Agreement with Donald R. Peck.    On March 15, 2010, we entered into an employment agreement with Mr. Peck, our former Chief Financial Officer and Treasurer. The agreement provided Mr. Peck a starting annual salary of $300,000, standard medical and other employment benefits, and a potential annual cash bonus award of up to 30% of Mr. Peck's annual salary based upon the achievement of performance metrics established by the Compensation Committee and approved by our Board of Directors. According to the Agreement, if Mr. Peck's employment was terminated by the Corporation without cause or constructively terminated, his salary and medical benefits were to be continued for one year thereafter subject to his execution of a release agreement with the Corporation. In addition, Mr. Peck received an initial stock option to purchase up to 1,000,000 shares of our common stock which was to vest over a four-year period. These options were to expire immediately upon Mr. Peck's termination for cause, 90 days after Mr. Peck resigns and one year after Mr. Peck's employment terminates without cause or as a result of his death, disability or constructive termination. In addition, if a Change in Control transaction occurred while Mr. Peck was employed by the Corporation, all unvested shares under the option were to vest and become immediately exercisable, and he was to be afforded the right to exercise his option at or prior to the closing of the Change in Control transaction. If he chose not to exercise, his option was to be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan. Mr. Peck's employment with the Corporation terminated on May 10, 2011.

        Employment Agreement with Aaron Gomolak.    On May 11, 2011, we entered into a revised employment agreement with Mr. Gomolak, our Executive Vice President, Chief Financial Officer and Treasurer. The agreement provides Mr. Gomolak an annual salary of $275,000, standard medical and other employment benefits, and a potential annual cash bonus award of up to 30% of Mr. Gomolak's annual salary based upon the achievement of performance metrics established by the Compensation Committee and approved by our Board of Directors. If Mr. Gomolak's employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Corporation. Further, If Mr. Gomolak's employment is terminated without cause or is constructively terminated or he becomes subject to a disability or dies while he is employed by the Corporation, he or his estate shall have 12 months after such termination without cause, constructive termination, determination of disability or date of death to exercise the option. If a Change in Control transaction occurs, all unvested shares under any outstanding options held by Mr. Gomolak will vest, and he will have the right to exercise such options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan.

        Employment Agreement with Leo F. Casey.    On February 10, 2011, we entered into an employment agreement with Dr. Casey, our Executive Vice-President and Chief Technology Officer. The agreement provides Dr. Casey a starting annual salary of $285,090, standard medical and other employment benefits, and a potential annual cash bonus award of up to 30% of Dr. Casey's annual salary based upon the achievement of performance metrics established by the Compensation Committee. If Dr. Casey's employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Corporation. Further, if Dr. Casey's employment is terminated without cause or is constructively terminated or he becomes subject to a disability or dies while he is employed by the Corporation he or his estate shall have 12 months after such termination without cause, constructive termination, determination of disability or date of death to exercise the option. If a Change in Control transaction occurs, all unvested shares under any outstanding options held by Dr. Casey will vest, and he will have the right to exercise such options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan. In addition, Dr. Casey agreed that, for a period of six months following termination of his employment (or such longer period for which he receives compensation or benefits from the following termination), he will not compete with or solicit customers, prospective customers, employees or consultants of the Corporation.

        Employment Agreement with Pete A. DeGraff.    On February 10, 2011, we entered into an employment agreement with Mr. DeGraff, our Executive Vice President Worldwide Marketing and Sales. The agreement provides Mr. DeGraff a starting annual salary of $330,070, standard medical and other employment benefits, a potential annual cash bonus award of up to 30% of Mr. DeGraff's annual salary based upon the achievement of performance metrics established by the Compensation Committee and approved by our Board of Directors, and the opportunity to earn a cash bonus of up to 15% of his annual salary as a commission based on sales. If Mr. DeGraff's employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Corporation. Further, if Mr. DeGraff's employment is terminated without cause or is constructively terminated or he becomes subject to a disability or dies while he is employed by the Corporation, he or his estate shall have 12 months after such termination without cause, constructive termination, determination of disability or date of death to exercise the option. If a Change in Control transaction occurs, all unvested shares under any outstanding options held by Mr. DeGraff will vest, and he will have the right to exercise such options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan. In addition, Mr. DeGraff agreed that, for a period of six months following termination of his employment (or such longer period for which he receives compensation or benefits from the following termination), he will not compete with or solicit customers, prospective customers, employees or consultants of the Corporation.

        Employment Agreement with Brian J. Michael.    On August 2, 2011, we entered into an employment agreement with Mr. Michael our Vice President Global Operations. The agreement provides Mr. Michael a starting annual salary of $205,000, standard medical and other employment benefits, and a potential annual cash bonus award of up to 30% of Mr. Michael's annual salary based upon the achievement of performance metrics established by the Compensation Committee. If Mr. Michael's employment is terminated by the Corporation without cause or is constructively terminated, his salary and medical benefits will be continued for one year thereafter subject to his execution of a release agreement with the Corporation. Further, if Mr. Michael's employment is terminated without cause or is constructively terminated or he becomes subject to a disability or dies while he is employed by the Corporation he or his estate shall have 12 months after such termination without cause, constructive termination, determination of disability or date of death to exercise the option. If a Change in Control transaction occurs, all unvested shares under any outstanding options held by Mr. Michael will vest, and he will have the right to exercise such options at or prior to the closing of the Change in Control transaction. If he chooses not to exercise, his options will be accorded the same treatment in the Change in Control transaction as outstanding options under the Corporation's 2005 Incentive Compensation Plan. In addition, Mr. Michael agreed that, for a period of six months following termination of his employment (or such longer period for which he receives compensation or benefits from the following termination), he will not compete with or solicit customers, prospective customers, employees or consultants of the Corporation.

        Under these agreements, a "Change in Control" is defined as the occurrence of any of the following:

  1.
  the acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended) of more than fifty percent (50%) of either (a) the then outstanding shares of common stock of the Corporation (the "Outstanding common stock") or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities)" (such beneficial ownership referred to as a "Controlling Interest"); provided, however, that the following acquisitions will not constitute or result in a Change in Control: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation; (iii) any acquisition by any person that, as of May 18, 2005, beneficially owns a Controlling Interest; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries; or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 below; or

  2.
  during any period of two consecutive years (not including any period prior to May 18, 2005), individuals who constituted the board of directors on May 18, 2005(the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to May 18, 2005 whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board; or

  3.
  the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding common stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding common stock and Outstanding Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination or any person that as of May 18, 2005 beneficially owns a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Corporation's board of directors, providing for such Business Combination; or

  4.
  Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Tax Implications

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation of over $1,000,000 to certain of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with the exemptions available under Section 162(m). We believe that options granted under our incentive plans will generally qualify as performance-based compensation under Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with these exemptions when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the officer's performance.

Fiscal 2012 Incentive Bonus Plan

        As a result of a review of general market and peer company practice, the Compensation Committee has established, for fiscal 2012, a written management incentive bonus plan (the "2012 Bonus Plan") as a means of adding specific incentives towards achievement of specific business unit and Corporation goals that are key factors in our success in 2012. Eligible participants are the (i) the President and Chief Executive Officer; (ii) the Executive Vice President, Chief Financial Officer & Treasurer; (iii) the Executive Vice President and Chief Technology Officer; (iv) the Vice President, Administration and Human Resources and Secretary; (v) the Executive Vice President of Worldwide Sales and Marketing; (vi) the Vice President Global Operations; (vii) the Vice President of Engineering; (viii) those individuals who directly report to the Executive Officers at the Vice President and Director Level; (ix) those individuals who manage a group or function (Manager Level) who report to the Executive Officer or Director; and (x) Satcon Fellows. 2012 Bonus Plan participants are eligible to receive cash bonuses conditional upon successful performance against specified objectives, with an emphasis on both individual performance and overall Corporation performance. The Incentive Plan will be funded from the Corporation's operating income. 2012 Plan performance is to be measured in six (6) month intervals.

        The 2012 Bonus Plan will place emphasis on both individual performance and overall Corporation performance, with the primary criteria to funding the 2012 Incentive Plan is that the Corporation generates operating income. General 2012 objectives are summarized as follows:

  •
  President and Chief Executive Officer: overall corporate objectives will include objectives related to the Corporation's focus and market position, growth, product/service quality, operating profitability, financial condition, business practices, and establishment of prudent governance practices.

  •
  Operations: Operations objectives will include objectives related to business operating models, manufacturing and plant capacity, customer performance and long-term strategies.

  •
  Sales and Marketing: Sales and marketing objectives will include objectives related to direct sales team organization, sales methodology, forecast methodology and customer relationship management systems, global business development and channels organization, branding initiatives and field services organization.

  •
  Engineering: Engineering objectives will include objectives related to product quality, design processes and new products.

  •
  Finance: Finance objectives will include objectives related to management information, information systems, planning processes, financial operating models and control environment and establishment of prudent governance practices.

  •
  Administration: Administration objectives will include objectives related to compensation strategy, performance management systems, annual cash incentive programs, rewards programs, training, and staffing.

        Potential awards under the 2012 Bonus Plan are as follows:

  •
  President and Chief Executive Officer

  •
  Up to 60% of Base Salary upon attainment of 100% of Corporate objectives

  •
  Other Executive Officers and Vice Presidents

  •
  Up to 30% of Base Salary in total—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives.

  •
  Other (Director Level and Manager Level) Participants

  •
  Up to 20% of Base Salary in total for Sr. Director and Director Level participants (including Satcon Fellows)—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives

  •
  Up to 10% of Base Salary in total for Manager Level participants—half of which is based upon attainment of 100% of personal objectives and half of which is based upon attainment of 100% of Corporate objectives

        After determining and approving incentive payments under the 2012 Bonus Plan, the Compensation Committee reviews the determinations with the Board. Final determination of all compensation will be made by the Compensation Committee and will be paid by March 31, 2013.

Compensation Committee Report

        We, the Compensation Committee, have reviewed and discussed the above Compensation and Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
DANIEL R. DWIGHT, Chairman DAVID PREND PHILIP DEUTCH

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal 2011 were those individuals named above in the Compensation Committee Report. No member of the Compensation Committee has ever served as an officer or employee of the Corporation. See "Item 13. Certain Relationships and Related Transactions, and Director Independence" for a description of a transaction that occurred in 2011 in which Messrs. Prend and Deutch had an interest. During fiscal 2011, no executive officer of the Corporation served on the board of directors or compensation committee of another entity that has or had an executive officer serving as a member of the Board or the Compensation Committee.

Compensation of Executive Officers

        Set forth below is information regarding the compensation of (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) our former Chief Financial Officer and (iv) our three other most highly compensated executive officers for the year ended December 31, 2011 ("fiscal 2011") who were serving as executive officers as of the end of fiscal 2011. Such officers are collectively referred to as the "named executive officers."

        Summary Compensation Table.    The following table sets forth information regarding the named executive officers' compensation for fiscal years 2011, 2010 and 2009.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(2)	Total ($)
Charles S. Rhoades(4)	2011	$518,284	$—	$562,231	$—	$—	$1,080,515
—Chief Executive Officer and President	2010	$490,392	$—	$1,071,269	$300,000	$7,350	$1,869,011
	2009	$423,663	$96,000	$332,489	$135,000	$7,350	$994,502
Aaron M. Gomolak(7)	2011	$263,010	$—	$745,724	$—	$5,276	$1,014,010
—Executive Vice President ,Chief	2010	$203,869	$—	$664,128	$109,134	$8,243	$985,375
Financial Officer and Treasurer	2009	$—	$—	$—	$—	$—	$—
Leo F. Casey	2011	$296,034	$—	$187,410	$—	$6,779	$490,223
—Executive Vice President and Chief	2010	$242,406	$—	$586,060	$78,515	$10,186	$917,167
Technology Officer	2009	$200,071	$—	$81,437	$30,011	$7,350	$318,869
Brian J. Michael(5)	2011	$185,849	$—	$473,020	$—	$946	$659,815
—Vice President Global Operations	2010	$—	$—	$—	$—	$—	$—
	2009	$—	$—	$—	$—	$—	$—
Peter F. DeGraff(6)	2011	$344,644	$—	$187,410	$—	$6,035	$538,089
—Executive Vice President of Worldwide	2010	$279,833	$50,000	$800,313	$126,000	$9,268	$1,265,415
Sales and Marketing	2009	$232,427	$—	$81,437	$52,162	$7,350	$373,376
Donald R. Peck(8)	2011	$320,366	$—	$—	$—	$4,561	$324,927
—Former Chief Financial Officer and	2010	$231,065	$—	$1,562,531	$72,092	$6,932	$1,872,620
Treasurer	2009	$—	$—	$—	$—	$—	$—

(1)
The amounts in this column reflect the aggregate grant date fair market value in accordance with FASB ASC Topic 718.

(2)
Amounts shown for 2011 reflect the value of shares of common stock obtained through participation in the Corporation's employee stock purchase plan. Amounts shown for 2009 and 2010 reflect contributions made by the Corporation to the 401(k) plan.

(3)
2010 non-equity incentive plan compensation represents cash payouts under the 2010 Incentive Bonus Plan. The amount earned was based on achievement of defined performance goals for all participants. 2009 non-equity incentive plan compensation represents cash payouts under the 2009 Incentive Bonus Plan. The amount earned was based on achievement of defined performance goals for all participants. The Annual Incentive Bonus Plan is discussed above in "Compensation Discussion and Analysis."

(4)
Charles S. Rhoades joined the Corporation in May 2008 as the President and Chief Executive Officer.

(5)
Brian Michael joined the Corporation in January 2011as the Vice President Global Supply Chain and was promoted to Vice President Global Operations in August 2011.

(6)
Peter F. DeGraff joined the Corporation in June 2008 as the Executive Vice President of Sales and Marketing.

(7)
Aaron M. Gomolak joined the Corporation in February 2010 as its Senior Vice President of Global Operations and was promoted to Executive Vice President and Chief Financial Officer in May 2011.

(8)
Mr. Peck's employment with the Corporation terminated on May 10, 2011.

        Grants of Plan-Based Awards.    The following table sets forth certain information with respect to plan-based awards granted to the named executive officers in fiscal 2011.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

Name	Grant Date(1)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Charles S. Rhoades	5/10/2011	300,000	$2.99	$562,231
Leo F. Casey	5/10/2011	100,000	$2.99	$187,410
Peter F. DeGraff	5/10/2011	100,000	$2.99	$187,410
Aaron M. Gomolak	5/10/2011	400,000	$2.99	$745,724
Brian J. Michael	1/3/2011	125,000	$4.74	$379,076
	5/10/2011	25,000	$2.99	$43,924
	8/2/2011	50,000	$1.57	$50,019
Donald R. Peck	—	—	—	—

(1)
These options vest over a four-year period as follows: 25% of the shares become exercisable on the first anniversary of the date of grant and 6.25% of the shares become exercisable on each quarterly anniversary thereafter.

        Outstanding Equity Awards at Fiscal Year-End.    The following table sets forth certain information with respect to unexercised options held by the named executive officers at the end of fiscal year 2011.

 OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END TABLE

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)
				Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)
					Option Exercise Price ($)
						Option Expiration Date(2)
Name	Exercisable	Unexercisable
Charles S. Rhoades	4,196,518	599,502		—	$1.9000	5/01/2018
	171,875	78,125	(3)	—	$1.1400	3/2/2019
	56,250	43,750	(3)	—	$1.8200	7/1/2019
	109,375	119,298	(3)	—	$2.3500	3/18/2020
	62,500	187,500	(3)	—	$4.2900	10/26/2020
	—	300,000	(3)	—	$2.9900	5/10/2021
Leo F. Casey	10,000	—		—	$5.2600	2/4/2012
	30,000	—		—	$5.2600	2/4/2012
	4	—		—	$0.6300	7/7/2013
	4,996	—		—	$0.6300	7/7/2013
	41,236	—		—	$2.0500	10/18/2014
	38,764	—		—	$2.0500	10/18/2014
	10,000	—		—	$1.5500	3/27/2015
	10,000	—		—	$2.9500	5/7/2016
	50,000	—		—	$1.3800	11/3/2017
	104,928	40,650		—	$2.4600	6/29/2018
	224,135	35,287		—	$2.4600	6/29/2018
	68,750	31,250	(3)	—	$1.1400	3/2/2019
	87,500	112,500	(3)	—	$2.3500	3/18/2020
	25,000	75,000	(3)	—	$4.2900	10/26/2020
	—	100,000	(3)	—	$2.9900	5/10/2021
Peter F. DeGraff	262,500	37,500		—	$2.5700	5/28/2018
	68,750	31,250	(3)	—	$1.1400	3/2/2019
	109,375	140,625	(3)	—	$2.3500	3/18/2020
	37,500	112,500	(3)	—	$4.2900	10/26/2020
	—	100,000	(3)	—	$2.9900	5/10/2021
Aaron M. Gomolak	109,375	140,625	(3)	—	$2.3500	2/01/2020
	25,000	75,000	(3)	—	$4.2900	10/26/2020
	—	400,000	(3)	—	$2.9900	5/10/2021
Brian J. Michael	—	125,000	(3)		$4.7400	1/3/2021
	—	25,000	(3)	—	$2.9900	5/10/2021
	—	50,000	(3)	—	$1.5700	8/2/2021
Donald R. Peck	—	250,000	(4)	—	$2.3300	3/15/2020

(1)
Except as otherwise noted, options become exercisable 25% on the date of grant and 75% vesting in equal annual installments over the four-year period from the date of grant.

(2)
The expiration date of each option occurs ten years after the date of grant of such option.

(3)
Options granted in fiscal 2011, 2010 and 2009 became exercisable 25% on the first anniversary of the date of grant and 6.25% on each quarterly anniversary thereafter.

(4)
Upon termination, Mr. Peck's vested options were exercisable for one year. Accordingly, unexercised options expired on May 10, 2012.

        Option Exercises and Stock Vested.    One of our named executive officers exercised options fiscal 2011. In March 2011, Dr. Casey exercised 80,000 options with a strike price of $2.05 per option. No stock awards vested in fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Total Value Realized on Exercise and Vesting ($)
Charles S. Rhoades	—	—	—	—	—
Leo F. Casey	80,000	$131,982	—	—	$131,982
Peter F. DeGraff	—	—	—	—	—
Aaron M. Gomolak	—	—	—	—	—
Brian J. Michael	—	—	—	—	—
Donald R. Peck	—	—	—	—	—

 STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should direct their communications to Corporate Secretary, Satcon Technology Corporation, 25 Drydock Avenue, Boston, MA 02210. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Corporate Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Corporate Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

STOCKHOLDER PROPOSALS

        In order to be included in Proxy material for the 2013 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation at its offices, 25 Drydock Avenue, Boston, Massachusetts 02210 on or before January 21, 2013. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

        In addition, the Corporation's bylaws require that the Corporation be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Corporation's proxy materials in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by the Secretary of the Corporation at the address noted above (i) no earlier than 120 days before and no later than 90 days before the first anniversary of the preceding year's annual meeting, or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date, (a) no earlier than 120 days before the annual meeting and (b) no later than 90 days before the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, 10 days after such public announcement. Assuming the date of the 2012 Annual Meeting is not so advanced or delayed, stockholders who do wish to make a proposal at the 2013 Annual Meeting (other than one to be included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act) should notify us no earlier than February 20, 2013 and no later than March 22, 2013. If a stockholder fails to provide timely notice of a proposal to be presented at the 2012 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

        The Corporation's bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Corporation for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

        All stockholder proposals for inclusion in the Corporation's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the proxy materials), the Corporation's charter and bylaws and Delaware law.

 OTHER MATTERS

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors,

Daniel E. Gladkowski Secretary

Boston, Massachusetts
May 21, 2012

        THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES

 Appendix I

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SATCON TECHNOLOGY CORPORATION
Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

        Satcon Technology Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        The Board of Directors of the Corporation duly adopted a resolution pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Annual Meeting of Stockholders held on June 20, 2012, in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:

    That Article 4 of the Certificate of Incorporation of the Corporation be, and hereby is, deleted in its entirety, and the following Article 4 is inserted in lieu thereof:

    "4.
    The total number of shares of stock which the Corporation shall have authority to issue is three hundred and one million (301,000,000) shares, three hundred million (300,000,000) of which shall be Common Stock, of the par value of one cent ($0.01) per share; and one million (1,000,000) of which shall be Preferred Stock, of the par value of one cent ($0.01) per share.

      Additional voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this              day of              , 2012 and affirms the statements contained herein as true under penalty of perjury.

SATCON TECHNOLOGY CORPORATION
By:	Charles S. Rhoades President and Chief Executive Officer

A1-1

 Appendix II

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SATCON TECHNOLOGY CORPORATION
Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

        Satcon Technology Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          1.     The name of the Corporation is Satcon Technology Corporation.

          2.     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment hereby amends and restates in its entirety Article 4 of the Certificate of Incorporation of the Corporation as follows:

    "4.
    The total number of shares of stock which the Corporation shall have authority to issue is                         million(1) shares,                          million of which shall be Common Stock, of the par value of one cent ($0.01) per share; and one million (1,000,000) of which shall be Preferred Stock, of the par value of one cent ($0.01) per share.

      Additional voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time.

      Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each (          )(2) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall automatically be combined and reclassified, without any action on the part of the holder thereof, into one fully paid and non-assessable share of Common Stock (the "New Common Stock"). Notwithstanding the foregoing, no fractional shares of New Common Stock shall be issued to holders of record of Old Common Stock in connection with the foregoing reclassification of Old Common Stock. [Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon the surrender of the stockholders' stock certificates, in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on The NASDAQ Stock Market, or other principal market of the Common Stock, as applicable, as of the date of the Effective Time, by (b) the faction of one share owned by the stockholder.] / [In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation's transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the

(1)
To be later determined by the Board of Directors.

(2)
The appropriate split number to be later determined by the Board of Directors.

A2-1

      Effective Time on the basis of the then-prevailing market prices of the New Common Stock at the time of the sale. After such sale and, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the proceeds derived from the sale of the fractional interests.] / [In lieu thereof, any holder of Old Common Stock that would otherwise be entitled to a fractional share immediately following the foregoing reclassification shall, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, be entitled to receive cash for such holder's fractional share based upon the volume weighted average price of the Old Common Stock as reported on the The NASDAQ Stock Market, or other principal market of the Old Common Stock, as applicable, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.] / [Stockholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive from the Corporation's transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number].(3)

      Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, subject to the elimination of any fractional share interests as described above."

          3.     This Certificate of Amendment shall become effective as of 5:00 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

          4.     This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

(3)
To be later determined by the Board of Directors.

A2-2

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this                    day of    , 201  and affirms the statements contained herein as true under penalty of perjury.

SATCON TECHNOLOGY CORPORATION
By:	Charles S. Rhoades President and Chief Executive Officer

A2-3

 APPENDIX III

        Explanatory Note:    This Appendix III contains a copy of the Satcon Technology Corporation 2005 Incentive Compensation Plan, as amended and restated by the proposed amendment described in the proxy statement to which this Appendix III is attached.

SATCON TECHNOLOGY CORPORATION
AMENDED AND RESTATED 2005 INCENTIVE COMPENSATION PLAN

1.	Purpose		A3-1
2.	Definitions		A3-1
3.	Administration		A3-5
	(a)	Authority of the Committee	A3-5
	(b)	Manner of Exercise of Committee Authority	A3-5
	(c)	Limitation of Liability	A3-5
4.	Shares Subject to Plan		A3-6
	(a)	Limitation on Overall Number of Shares Available for Grant Under Plan	A3-6
	(b)	Application of Limitation to Grants of Award	A3-6
	(c)	Availability of Shares Not Delivered under Awards and Adjustments to Limits	A3-6
5.	Eligibility; Per-Person Award Limitations		A3-7
6.	Specific Terms of Awards		A3-7
	(a)	General	A3-7
	(b)	Options	A3-7
	(c)	Stock Appreciation Rights	A3-8
	(d)	Restricted Stock Awards	A3-9
	(e)	Deferred Stock Award	A3-10
	(f)	Bonus Stock and Awards in Lieu of Obligations	A3-11
	(g)	Dividend Equivalents	A3-11
	(h)	Performance Awards	A3-11
	(i)	Other Stock-Based Awards	A3-11
7.	Certain Provisions Applicable to Awards		A3-12
	(a)	Stand-Alone, Additional, Tandem, and Substitute Awards	A3-12
	(b)	Term of Awards	A3-12
	(c)	Form and Timing of Payment Under Awards; Deferrals	A3-12
	(d)	Committee Certification
8.	Code Section 162(m) Provisions		A3-13
	(a)	Covered Employees	A3-13
	(b)	Performance Criteria	A3-13
	(c)	Performance Period; Timing for Establishing Performance Goals	A3-13
	(d)	Adjustments	A3-13
	(e)	Committee Certification	A3-14
9.	Change in Control		A3-14
	(a)	Effect of Change in Control	A3-14
	(b)	Definition of Change in Control	A3-15
10.	General Provisions		A3-16
	(a)	Compliance With Legal and Other Requirements	A3-16
	(b)	Limits on Transferability; Beneficiaries	A3-16
	(c)	Adjustments	A3-16
	(d)	Taxes	A3-17
	(e)	Changes to the Plan and Awards	A3-18
	(f)	Limitation on Rights Conferred Under Plan	A3-18

A3-i

(g)	Unfunded Status of Awards; Creation of Trusts	A3-18
(h)	Nonexclusivity of the Plan	A3-18
(i)	Payments in the Event of Forfeitures; Fractional Shares	A3-18
(j)	Governing Law	A3-19
(k)	Non-U.S. Laws	A3-19
(l)	Plan Effective Date and Shareholder Approval; Termination of Plan	A3-19

A3-ii

 SATCON TECHNOLOGY CORPORATION
AMENDED AND RESTATED 2005 INCENTIVE COMPENSATION PLAN

        1.    Purpose.    The purpose of this 2005 INCENTIVE COMPENSATION PLAN (the "Plan") is to assist Satcon Technology Corporation, a Delaware corporation (the "Company") and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

        2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

          (a)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

          (b)   "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

          (c)   "Beneficiary" means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d)   "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (e)   "Board" means the Company's Board of Directors.

          (f)    "Cause" shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, "Cause" shall have the equivalent meaning or the same meaning as "cause" or "for cause" set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant's work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant's Continuous Service was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

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          (g)   "Change in Control" means a Change in Control as defined with related terms in Section 9(b) of the Plan.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i)    "Committee" means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) "Independent".

          (j)    "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (k)   "Continuous Service" means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

          (l)    "Covered Employee" means an Eligible Person who is a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

          (m)  "Deferred Stock" means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

          (n)   "Deferred Stock Award" means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

          (o)   "Director" means a member of the Board or the board of directors of any Related Entity.

          (p)   "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

          (q)   "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

          (r)   "Effective Date" means the effective date of the Plan, which shall be May 18, 2005.

          (s)   "Eligible Person" means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence

A3-2

  may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

          (t)    "Employee" means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (v)   "Fair Market Value" means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (w)  "Good Reason" shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, "Good Reason" shall have the equivalent meaning or the same meaning as "good reason" or "for good reason" set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company's or Related Entity's requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant's responsibilities.

          (x)   "Incentive Stock Option" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

          (y)   "Independent", when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

          (z)   "Incumbent Board" means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

          (aa) "Option" means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

          (bb) "Optionee" means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

A3-3

          (cc) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(i) hereof.

          (dd) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (ee) "Performance Award" shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

          (ff)  "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

          (gg) "Performance Share" means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

          (hh) "Performance Unit" means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

           (ii)  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

          (jj)   "Related Entity" means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

          (kk) "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

          (ll)   "Restricted Stock Award" means an Award granted to a Participant under Section 6(d) hereof.

          (mm)  "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (nn) "Shares" means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

          (oo) "Stock Appreciation Right" means a right granted to a Participant under Section 6(c) hereof.

          (pp) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then

A3-4

  outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

          (qq) "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

        3.    Administration.

          (a)    Authority of the Committee.    The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the "Committee" shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

          (b)    Manner of Exercise of Committee Authority.    The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

          (c)    Limitation of Liability.    The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

A3-5

        4.    Shares Subject to Plan.

          (a)    Limitation on Overall Number of Shares Available for Delivery Under Plan.    Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 20,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          (b)    Application of Limitation to Grants of Award.    No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

          (c)    Availability of Shares Not Delivered under Awards and Adjustments to Limits.

              (i)  If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

             (ii)  In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

            (iii)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

            (iv)  Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

A3-6

        5.    Eligibility; Per-Person Award Limitations.    Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted Awards with respect to more than 500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $500,000.00 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $500,000.00 multiplied by the number of full years in the Performance Period.

        6.    Specific Terms of Awards.

          (a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant's Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of applicable law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b)    Options.    The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

            (i)    Exercise Price.    Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company's shareholders.

            (ii)    Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or

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    a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

            (iii)    Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

              (A)  the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

              (B)  The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

          (c)    Stock Appreciation Rights.    The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a "Tandem Stock Appreciation Right"), or without regard to any Option (a "Freestanding Stock Appreciation Right"), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

            (i)    Right to Payment.    A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval.

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            (ii)    Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

            (iii)    Tandem Stock Appreciation Rights.    Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

          (d)    Restricted Stock Awards.    The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

            (i)    Grant and Restrictions.    Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the "Restriction Period"). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

            (ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

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            (iii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

            (iv)    Dividends and Splits.    As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

          (e)    Deferred Stock Award.    The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

            (i)    Award and Restrictions.    Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

            (ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant's Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

            (iii)    Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

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          (f)    Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

          (g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

          (h)    Performance Awards.    The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

          (i)    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

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        7.    Certain Provisions Applicable to Awards.

          (a)    Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price "discounted" by the amount of the cash compensation surrendered).

          (b)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

          (c)    Form and Timing of Payment Under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company's compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company's securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

          (d)    Exemptions from Section 16(b) Liability.    It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed

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  amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

        8.    Code Section 162(m) Provisions.

          (a)    Covered Employees.    The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

          (b)    Performance Criteria.    If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

          (c)    Performance Period; Timing For Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          (d)    Adjustments.    The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

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          (e)    Committee Certification.    No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Code Section 162(m).

        9.    Change in Control.

          (a)    Effect of "Change in Control."    Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a "Change in Control," as defined in Section 9(b):

              (i)  Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

             (ii)  Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

            (iii)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

            (iv)  Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant's employment in such successor company (other than for Cause) within 24 months following such Change in

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    Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

          (b)    Definition of "Change in Control".    Unless otherwise specified in an Award Agreement, a "Change in Control" shall mean the occurrence of any of the following:

              (i)  The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a "Controlling Interest"); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

             (ii)  During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such

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    Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        10.    General Provisions.

          (a)    Compliance With Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

          (b)    Limits on Transferability; Beneficiaries.    No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c)    Adjustments.

            (i)    Adjustments to Awards.    In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price

A3-16

    or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

            (ii)    Adjustments in Case of Certain Corporate Transactions.    In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

            (iii)    Other Adjustments.    The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

          (d)    Taxes.    The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive

A3-17

  Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e)    Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

          (f)    Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

          (g)    Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

          (h)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

          (i)    Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.

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  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j)    Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

          (k)    Non-U.S. Laws.    The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

          (l)    Plan Effective Date; Termination of Plan.    The Plan shall become effective on the Effective Date, which is the date the Plan was approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

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PROXY CARD

Satcon Technology Corporation
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

Dear Stockholder

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

Satcon Technology Corporation
25 Drydock Avenue, Boston, Massachusetts, 02210

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking all prior proxies, hereby appoint(s) Charles S. Rhoades and Daniel Gladkowski, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Satcon Technology Corporation (“Satcon”) held of record by the undersigned on May 18, 2012 at the Annual Meeting of Stockholders to be held on Wednesday, June 20, 2012 at 10:00 a.m. at the offices of Satcon Technology Corporation, 25 Drydock Avenue, Boston, Massachusetts. The undersigned hereby directs the said Charles S. Rhoades and Daniel Gladkowski to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

Satcon Technology Corporation

June 20, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on Wednesday, June 20, 2012:

The Proxy Statement and 2012 Annual Report to Stockholders are available at http://investor.satcon.com/

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/  Please detach along perforated line and mail in the envelope provided.  /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three Class III directors for the ensuing three years.

Nominees
☐	FOR ALL NOMINEES ☐	Daniel R. Dwight
	☐	David J. Prend
	☐	Charles S. Rhoades
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here •

		FOR	AGAINST	ABSTAIN

2.	To approve an amendment to our Certificate of Incorporation increasing the authorized shares of common stock from 200,000,000 to 300,000,000	☐	☐	☐

3.

To approve the issuance of up to 25,000,000 additional shares of our common stock to be issued in connection with the conversion of an outstanding unsecured, subordinated convertible promissory note, and the payment of interest and principal on such note.

		☐	☐	☐

4.	To grant to our Board of Directors the discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split and authorized share reduction	☐	☐	☐

5.	To approve an amendment to our 2005 Incentive Compensation Plan increasing the number of shares of common stock available for issuance under the plan from 14,000,000 to 20,000,000	☐	☐	☐

6.	To ratify the selection of McGladrey LLP, an independent registered public accounting firm, as the independent auditor of the Corporation for the fiscal year ending December 31, 2012.	☐	☐	☐

And upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of	Date:	Signature of	Date:
Stockholder:		Stockholder:

Note

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.